EXHIBIT 10.49

CREDIT AGREEMENT

Dated as of November 29, 2016

among

BIOMARIN PHARMACEUTICAL INC.,

as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender,

L/C Issuer and a Lender,

and

the other Lenders from time to time party hereto

Page

Article I	DEFINITIONS AND ACCOUNTING TERMS1
1.01	Defined Terms1
1.02	Other Interpretive Provisions28
1.03	Accounting Terms29
1.04	Rounding29
1.05	Times of Day; Rates30
1.06	Letter of Credit Amounts30
1.07	Currency Equivalents Generally30
Article II	THE COMMITMENTS AND CREDIT EXTENSIONS30
2.01	The Loans30
2.02	Borrowings, Conversions and Continuations of Loans30
2.03	Letters of Credit32
2.04	Swing Line Loans38
2.05	Prepayments41
2.06	Termination or Reduction of Commitments42
2.07	Repayment of Loans42
2.08	Interest42
2.09	Fees43
2.10	Computation of Interest and Fees43
2.11	Evidence of Debt44
2.12	Payments Generally; Administrative Agent’s Clawback44
2.13	Sharing of Payments by Lenders46
2.14	Cash Collateral46
2.15	Defaulting Lenders47
Article III	TAXES, YIELD PROTECTION AND ILLEGALITY50
3.01	Taxes50
3.02	Illegality53
3.03	Inability to Determine Rates54
3.04	Increased Costs: Reserves on Eurodollar Rate Loans55
3.05	Compensation for Losses56
3.06	Mitigation Obligations; Replacement of Lenders56
3.07	Survival57
Article IV	CONDITIONS PRECEDENT TO EFFECTIVENESS AND CREDIT EXTENSIONS57
4.01	Conditions to Effectiveness57
4.02	Conditions to All Credit Extensions58
Article V	REPRESENTATIONS AND WARRANTIES59
5.01	Existence, Qualification and Power59
5.02	Authorization; No Contravention59
5.03	Governmental Authorization; Other Consents60
5.04	Binding Effect60
5.05	Financial Statements; No Material Adverse Effect60
5.06	Litigation61

140812225 v1	-i-

(continued)

Page

5.07	No Default61
5.08	Ownership of Property; Liens; Investments61
5.09	Environmental Compliance61
5.10	Insurance62
5.11	Taxes62
5.12	ERISA Compliance62
5.13	Subsidiaries; Equity Interests; Loan Parties63
5.14	Margin Regulations; Investment Company Act63
5.15	Disclosure63
5.16	Compliance with Laws64
5.17	Intellectual Property; Licenses, Etc64
5.18	Solvency64
5.19	Labor Matters64
5.20	Anti-Money Laundering Laws64
5.21	Sanctions64
5.22	Anti-Corruption Laws64
5.23	EEA Financial Institutions65
5.24	Collateral Matters65
Article VI	AFFIRMATIVE COVENANTS65
6.01	Financial Statements65
6.02	Certificates; Other Information66
6.03	Notices68
6.04	Payment of Obligations68
6.05	Preservation of Existence, Etc68
6.06	Maintenance of Properties68
6.07	Maintenance of Insurance68
6.08	Compliance with Laws69
6.09	Books and Records69
6.10	Inspection Rights69
6.11	[Reserved]69
6.12	Covenant to Guarantee Obligations and Give Security69
6.13	Compliance with Environmental Laws70
6.14	Further Assurances70
6.15	Designation of Subsidiaries70
6.16	Designation as Senior Debt71
6.17	Custody Account71
6.18	Anti-Corruption Laws71
Article VII	NEGATIVE COVENANTS71
7.01	Liens71
7.02	Indebtedness74
7.03	Investments75
7.04	Fundamental Changes78
7.05	Dispositions79
7.06	Restricted Payments81
7.07	Change in Nature of Business82

140812225 v1	-ii-

(continued)

Page

7.08	Transactions with Affiliates82
7.09	Burdensome Agreements82
7.10	Use of Proceeds83
7.11	Amendments of Organization Documents84
7.12	Amendment, Etc84
Article VIII	EVENTS OF DEFAULT AND REMEDIES84
8.01	Events of Default84
8.02	Remedies upon Event of Default86
8.03	Application of Funds86
Article IX	ADMINISTRATIVE AGENT87
9.01	Appointment and Authority87
9.02	Rights as a Lender88
9.03	Exculpatory Provisions88
9.04	Reliance by Administrative Agent89
9.05	Delegation of Duties89
9.06	Resignation of Administrative Agent89
9.07	Non-Reliance on Administrative Agent and Other Lenders91
9.08	Administrative Agent May File Proofs of Claim; Credit Bidding91
9.09	Collateral and Guaranty Matters92
9.10	Withholding Tax93
Article X	MISCELLANEOUS93
10.01	Amendments, Etc93
10.02	Notices; Effectiveness; Electronic Communications94
10.03	No Waiver; Cumulative Remedies; Enforcement96
10.04	Expenses; Indemnity; Damage Waiver97
10.05	Payments Set Aside98
10.06	Successors and Assigns99
10.07	Treatment of Certain Information; Confidentiality103
10.08	Right of Setoff103
10.09	Interest Rate Limitation104
10.10	Counterparts; Integration; Effectiveness104
10.11	Survival of Representations and Warranties104
10.12	Severability105
10.13	Replacement of Lenders105
10.14	Governing Law; Jurisdiction; Etc105
10.15	WAIVER OF JURY TRIAL106
10.16	No Advisory or Fiduciary Responsibility107
10.17	Electronic Execution of Assignments and Certain Other Documents107
10.18	USA PATRIOT Act107
10.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions107

SIGNATURESS-1

140812225 v1	-iii-

(continued)

Page

SCHEDULES

2.01Commitments and Applicable Percentages

5.13Subsidiaries and Other Equity Investments; Loan Parties

7.01Existing Liens

7.02Existing Indebtedness

7.03Existing Investments

7.05Certain Asset Sales

7.09Burdensome Agreements

10.02Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of

ACommitted Loan Notice

BSwing Line Loan Notice

CNote

DCompliance Certificate

E-1Assignment and Assumption

E-2Administrative Questionnaire

FGuaranty

GSecurity Agreement

HUnited States Tax Compliance Certificates

IBorrowing Base Certificate

JSolvency Certificate

140812225 v1	-iv-

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of November 29, 2016, among BIOMARIN PHARMACEUTICAL INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I
DEFINITIONS AND ACCOUNTING TERMS

1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Advance Rate” means, at any time, with respect to any asset held in the Custody Account, the maximum amount of Credit Extensions that can be advanced to the Borrower in respect of such asset, expressed as a percentage of the Market Value of such asset.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Applicable Fee Rate” means, at any time, 0.20% per annum.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.15. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Commitments have expired, then the Applicable Percentage

140812225 v1

of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (i) –0.15% per annum for Base Rate Loans and (ii) 0.85% per annum for Eurodollar Rate Loans and Letter of Credit Fees.

“Appropriate Lender” means, at any time, (a) with respect to the Revolving Credit Facility, a Lender that has a Commitment or holds a Revolving Credit Loan at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2015, and the related consolidated statements of operations, comprehensive income (or loss), stockholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Available Amount” means, as at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to (without duplication):

(a)$712,900,000; plus

(b)100% of the Net Cash Proceeds received after the Closing Date and on or prior to such date from any issuance of Qualified Equity Interests of the Borrower; plus

140812225 v1

(c)100% of the aggregate amount of cash contributions to the common capital of the Borrower after the Closing Date and on or prior to such date; plus

(d)100% of the aggregate principal amount of any Indebtedness of the Borrower and its Restricted Subsidiaries issued following the Closing Date that has been converted into Qualified Equity Interests of the Borrower on or prior to such date; plus

(e)100% of the aggregate milestone payments or other similar contingent or deferred payments received after the Closing Date and on or prior to such date in connection with the Asset Purchase Agreement between the Borrower and Medivation, Inc., dated August 21, 2015; plus

(f)the net cash proceeds received by the Borrower or any Restricted Subsidiary after the Closing Date and on or prior to such date from any distribution, dividend, return of capital, repayment of loans or upon the disposition of any Investment, in each case to the extent received in respect of an Investment made in reliance on the Available Amount (and not in excess of the amount of such Investment); plus

(g)the lesser of the Fair Market Value of any Unrestricted Subsidiary at the time it is redesignated as a Restricted Subsidiary and the amount of Investments made in such Unrestricted Subsidiary in reliance on the Available Amount; minus

(h)the amount of any usage of such Available Amount pursuant to Section 7.03(k) and Section 7.06(d), in each case prior to such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate plus 1.00. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

140812225 v1

“Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01.

“Borrowing Base” means, at any time, the sum of the Dollars and the Market Value of the marketable securities and other liquid assets (of the types set forth in the table below) of the Borrower held in the Custody Account, based on the Advance Rates set forth in the table below:

Marketable Securities / Other Liquid Collateral Type	Advance Rates
U.S. government-sovereign debt securities	92%
U.S. government agency	85%
State & local municipal debt	80%
U.S. Corporate Debt Securities
Commercial paper with agency ratings of:
A1/P1	85%
A2/P2	80%
Non-convertible issues (investment grade)	80%
Convertible issues	70%
US corporate bonds (investment grade)	80%
US corporate bonds (investment grade) convertible into margin stock	80%
Mutual Funds
Money market	90%
US government agency	85%
Corporate bonds (investment grade)	80%
Municipal bonds (investment grade)	80%
Equity Securities
Common equities	70%
Preferred non-convertible equities	70%
Preferred convertible equities	70%
American depository receipts	70%
Global depository receipts	70%
Other Debt Securities
BAC sponsored issues (US Agency Backed)	75%
Non-BAC sponsored issues (US Agency Backed)	70%
Cash Deposits held at BAC
Cash deposits in savings accounts including money market deposit accounts	100%
BAC negotiable certificates of deposit	100%
Other Liquid Collateral

140812225 v1

Bankers acceptances	90%
Cash surrender value of life insurance	95%

“Borrowing Base Assets” means Dollars and marketable securities and other liquid assets of the types set forth in the table set forth under the definition of “Borrowing Base”.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit I.

“Borrowing Base Deficiency” means, at any time, the failure of the Custody Maintenance Value at such time to equal or exceed the Total Outstandings at such time.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that any lease or other arrangement that, under GAAP as in effect on the Closing Date, would not be required to be accounted for as a capital lease shall not constitute a “Capital Lease” hereunder.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account of one or more of the Loan Parties at Bank of America in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” means to deposit in a Cash Collateral Account or pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent, the L/C Issuer or Swing Line Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable).  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than (x) Liens created under the Collateral Documents after a Collateral Trigger Event and (y) other Liens permitted hereunder):

(a)readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 2 years from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii)

140812225 v1

issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;

(c)commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 1 year from the date of acquisition thereof;

(d)Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition;

(e)securities issued or fully guaranteed by any state, district or commonwealth of the United States of America or by any political subdivision (including any municipality) or taxing authority of any such state, district or commonwealth the securities of which state, district or commonwealth political subdivision or taxing authority (as the case may be) are rated at least “A” (or A-1, SP1 or other then equivalent grade) by S&P or at least “A1” (or “Prime-1” or MIG-1 or other then equivalent grade) by Moody’s as of the date of acquisition and, in each case, with a maturity of not more than two years from the date of acquisition thereof;

(f)securities of United States government sponsored entities having ratings of at least Aaa by Moody’s (or the then equivalent grade) or AAA by S&P (or the then equivalent grade) as of the date of acquisition and having maturities not more than two years from the date of acquisition thereof;

(g)repurchase obligations of any commercial bank (or any Affiliate thereof) satisfying the requirements of clause (b) above, having a term of not more than 12 months;

(h)in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes; and

(i)investments permitted pursuant to the Borrower’s investment policy as approved by the Board of Directors (or a committee thereof) of the Borrower as in effect on the Closing Date.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation as such term is defined in Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule,

140812225 v1

regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)a “change of control” or any comparable term under, and as defined in, the Subordinated Notes Documents or any other Indebtedness of the Borrower or any of its Subsidiaries (other than Indebtedness arising under this Agreement) in an aggregate principal amount exceeding the Threshold Amount shall have occurred and, in any event, such occurrence triggers a default, mandatory prepayment or mandatory offer of prepayment, which default, mandatory prepayment or mandatory offer of prepayment has not been waived in writing (other than Indebtedness permitted under Section 7.02(h).

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Closing Fee” has the meaning specified in Section 2.09(b).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning specified in Section 2.1 of the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, the Control Agreement and each of the other agreements, instruments or documents that creates or purports to create or perfect a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Security Deadline” means 10 Business Days after the first Collateral Trigger Event (or such longer period as may be agreed by the Administrative Agent).

“Collateral Security Deadline Requirements” means the requirements of the Borrower to (a) cause the Custody Account and the other Collateral to be subject to the valid and perfected Lien of the Administrative Agent (for the benefit of the Secured Parties) prior and superior in right to any other

140812225 v1

Person by delivering to the Administrative Agent a duly executed Security Agreement, the Control Agreement and/or such other Collateral Documents as the Administrative Agent shall reasonably deem appropriate for such purpose, (b) deliver to the Administrative Agent such opinions, documents and certificates as may be reasonably requested by the Administrative Agent and (c) take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent shall reasonably request (including, without limitation, filing of UCC financing statements) to effect or confirm the validity, perfection and priority of the Lien of the Collateral Documents.

“Collateral Trigger Event” means the failure of the Borrower to be in compliance with the Minimum Liquidity Test as of (i) the last day of any month and (ii) the time of any Credit Extension.

“Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of Commitments as of the date hereof is $100,000,000.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Total Assets” means, the consolidated total assets of the Borrower and its Restricted Subsidiaries as set forth on the consolidated balance sheet of the Borrower as of the most recent period for which financial statements were required to have been delivered pursuant to Sections 6.01(a) and (b).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means an agreement establishing the Administrative Agent’s control (as such term is defined in Section 8.106 of the UCC or Section 9.104 of the UCC, as applicable) with respect to the Custody Account in form that is reasonably satisfactory to the Administrative Agent.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

140812225 v1

“Custody Account” means an account of the Borrower domiciled in the United States at the Administrative Agent, which shall be designated by the Borrower to the Administrative Agent as the “Custody Account” hereunder and which shall otherwise be established in a manner satisfactory to the Administrative Agent.

“Custody Maintenance Value” means, at any time, an amount equal to the sum of the Dollars and the Market Value of the marketable securities and other liquid assets (of the types set forth in the table below) of the Borrower held in the Custody Account, based on the Maintenance Rates set forth in the table below:

Marketable Securities / Other Liquid Collateral Type	Maintenance Rates
U.S. government-sovereign debt securities	95%
U.S. government agency	90%
State & local municipal debt	85%
U.S. Corporate Debt Securities
Commercial paper with agency ratings of:	90%
A1/P1	90%
A2/P2	85%
Non-convertible issues (investment grade)	85%
Convertible issues	75%
US corporate bonds (investment grade)	85%
US corporate bonds (investment grade) convertible into margin stock	85%
Mutual Funds
Money market	95%
US government agency	90%
Corporate bonds (investment grade)	85%
Municipal bonds (investment grade)	85%
Equity Securities
Common equities	75%
Preferred non-convertible equities	75%
Preferred convertible equities	75%
American depository receipts	75%
Global depository receipts	75%
Other Debt Securities
BAC sponsored issues (US Agency Backed)	85%
Non-BAC sponsored issues (US Agency Backed)	75%
Cash Deposits held at BAC
Cash deposits in savings accounts including money market deposit accounts	100%
BAC negotiable certificates of deposit	100%
Other Liquid Collateral

140812225 v1

Bankers acceptances	90%
Cash surrender value of life insurance	95%

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the

140812225 v1

Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory that is subject to comprehensive Sanctions.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or any of the Restricted Subsidiaries in connection with a Disposition made pursuant to Section 7.05(h) that is designated as “Designated Non-Cash Consideration” on the date received pursuant to a certificate of a Responsible Officer of the Borrower setting forth the basis of such Fair Market Value (with the amount of Designated Non-Cash Consideration in respect of any Disposition being reduced for purposes of Section 7.05(h) to the extent the Borrower or any of the Restricted Subsidiaries converts the same to cash or Cash Equivalents within 180 days following the closing of the applicable Disposition).

“Disclosure Letter” means the disclosure letter dated the Closing Date and delivered to the Administrative Agent and the Lenders in respect of this Agreement.

“Disposition” or “Dispose” means the sale, transfer, Exclusive License, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (9 1) days after the Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of current or former employees, directors, independent contractors or other service providers of the Borrower or the Restricted Subsidiaries or by any such plan to such current or former employees, directors, independent contractors or other service providers, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations, including tax withholding, or as a result of such current or former employee’s, director’s, independent contractor’s or other service provider’s termination, death or disability; provided further that Disqualified Stock shall exclude Permitted Equity Derivatives.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any direct or indirect Subsidiary that is organized under the laws of the United States, any state or commonwealth thereof, or the District of Columbia.

140812225 v1

“Drug Acquisition” means any acquisition (including any license or any acquisition of any license) solely or primarily of all or any portion of the rights in respect of one or more drugs or pharmaceutical products, whether in development or on market (including related intellectual property), but not of Equity Interests in any Person or any operating business unit unless such rights constitute all or substantially all of such Person’s or operating business’ assets.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (iv) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release threat of Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting,

140812225 v1

and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, provided that Equity Interests shall exclude debt securities and other Indebtedness convertible into or exchangeable for any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA,; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:

(a)for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and

(c)if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the

140812225 v1

Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Eurodollar Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on clause (a) of the definition of the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Subsidiary” means (a) any Domestic Subsidiary of a Subsidiary that is a CFC, (b) any Domestic Subsidiary that owns no material assets (directly or through one or more disregarded entities) other than Equity Interests (including any debt instrument treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs, (c) any Subsidiary that is prohibited by applicable Law, rule or regulation or by any contractual obligation (with respect to any such contractual obligation, only to the extent existing on the Closing Date or at the time such Subsidiary is acquired, as applicable (and not entered into in contemplation of such acquisition)), from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received, (d) any Foreign Subsidiary, (e) any Immaterial Subsidiary or (f) any Unrestricted Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment (or, to the extent such Lender did not fund an applicable Loan pursuant to a prior commitment, on the date on which such Lender acquires its interest in such Loan); provided that this clause (i) shall not apply to a Lender that became a Lender pursuant to an assignment request by the Borrower under Section 10.13 or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in the applicable Loan or Commitment or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA. For purposes of clause (b)(i) of this definition, a participation acquired pursuant to Section 2.13 shall be treated as having been acquired on the earlier date(s) on which the applicable Lender acquired the applicable interests in the Commitments or Loans to which such participation relates.

“Exclusive License” means, with respect to any drug or pharmaceutical product, any license to develop, commercialize, sell, market and promote such drug or pharmaceutical product with a term greater than one (1) year (unless terminable prior to such time without material penalty or premium by the licensor) and which provides for exclusive rights to develop, commercialize, sell, market and promote such drug or product in any geographic region or territory; provided that an “Exclusive License” shall not include (a) any licenses, which may be exclusive, to manufacture or package any such drug or product, (b) any license to manufacture, use, offer for sale or sell any authorized generic version of such drug or product and (c) any license in connection with any companion diagnostics. “Exclusively License” shall have the correlative meaning.

140812225 v1

“Fair Market Value” means the price that would be paid in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by a Responsible Officer of the Borrower or by the board of directors (or a committee thereof) of the Borrower, evidenced by an officers’ certificate or board resolution, as applicable.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above), and any intergovernmental agreements (or related Laws, treaties, regulations or other official administrative guidance) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the

140812225 v1

United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Global Liquidity” means, at any time, the sum of the Market Value of unrestricted cash, marketable securities and other assets to the extent constituting “cash and cash equivalents”, “short-term investments” or “long-term investments” as reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, in each case, held by the Borrower and its Restricted Subsidiaries at such time, regardless of where such assets are domiciled (it being understood that assets in the Custody Account shall be considered “unrestricted” for purposes of this definition).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, each Subsidiary of the Borrower (other than any Excluded Subsidiary) that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.

“Guaranty” means, collectively, the Guaranty made by the Guarantors in favor of the Secured Parties, substantially in the form of Exhibit F, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, pharmaceutical or medical waste, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

140812225 v1

“Impacted Loans” has the meaning assigned to such term in Section 3.03.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)net obligations of such Person under any Swap Contract;

(d)all obligations of such Person to pay the deferred purchase price of property or services (other than (i) accounts payable and accrued expenses incurred in the ordinary course of business and not past due more than 60 days, and (ii) payroll liabilities and deferred compensation);

(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided that if any Interest Period for a

140812225 v1

Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (or twelve months if requested by the Borrower and consented to by all the Appropriate Lenders) (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice; provided that:

(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or substantially all of the assets of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Monetization Transaction” means any transaction or series of transactions pursuant to which the Borrower or any of its Restricted Subsidiaries sells, conveys, assigns, pledges or otherwise transfers for value any IP Rights to any Person that is not an Affiliate of the Borrower, or creates a Lien in IP Rights in favor of any Person that is not an Affiliate of the Borrower to secure Indebtedness incurred in connection with such IP Monetization Transaction, and such Indebtedness is recourse only to the IP Rights so monetized.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

140812225 v1

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder, providing for the payment of cash upon the honoring of a presentation thereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

140812225 v1

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing); provided that any operating lease or license (other than an Exclusive License), and any filing of a UCC financing statement that is a protective lease filing in respect of an operating lease and any filings with the Governmental Authority in respect of any license (other than an Exclusive License) do not constitute Liens.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 2.14 of this Agreement, (d) the Guaranty, (e) the Disclosure Letter, (f) if a Collateral Trigger Event occurs, the Collateral Documents, and (g) each Issuer Document.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Maintenance Rates” means, at any time, with respect to any asset held in the Custody Account, the maximum Revolving Credit Exposure that shall be permitted to remain outstanding in respect of such asset, expressed as a percentage of the Market Value of such asset at such time.

“Market Value” means, with respect to any asset, the amount determined as the mark-to-market value of such asset, as determined by the Administrative Agent, in accordance with customary business practices, based on (x) independent market value pricing information from (i) Interactive Data Corporation for calculations made after the close of each Business Day and (ii) Bloomberg for calculations made at the end of each calendar month or (y) other sources and/or methodologies as may be mutually agreed by the Administrative Agent and the Borrower.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition or prospects of the Borrower and its Restricted Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Subsidiary” means as of the Closing Date and thereafter at any date of determination, each Subsidiary (a) whose assets (on a consolidated basis with its Subsidiaries) as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01(a) or (b) were equal to or greater than 5.0 % of Consolidated Total Assets at such date or (b) whose revenues (on a consolidated basis with its Subsidiaries) for the latest four fiscal quarter period covered by the most recent financial statements required to be delivered pursuant to Section 6.01(a) or (b) were equal to or greater than 5.0 % of the total revenues of the Borrower and its Restricted Subsidiaries for such period; provided that if at any time Subsidiaries that are not Guarantors solely because they do not meet the threshold set forth in clause (a) or (b) (each such Subsidiary, an “Immaterial Subsidiary” and collectively, the “Immaterial

140812225 v1

Subsidiaries”) comprise in the aggregate more than (a) 10.0% of Consolidated Total Assets at such date or (b) 10.0% of the total revenues of the Borrower and its Restricted Subsidiaries for such period, then the Borrower shall, not later than ten (10) days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such formerly Immaterial Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.12 applicable to such Subsidiary to the extent such Material Subsidiary is not otherwise an Excluded Subsidiary.

“Maturity Date” means November 29, 2018; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Borrowing Amount” means, at any time, the lesser of (i) the aggregate amount of the Commitments and (ii) the Borrowing Base, in each case as in effect at such time.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Minimum Liquidity Test” means, as of any date of determination, that Global Liquidity shall be greater than or equal to $225,000,000.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means with respect to the sale or issuance of any Equity Interest by the Borrower, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by the Borrower in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

140812225 v1

“Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Documents).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

140812225 v1

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Equity Derivatives” means (i) those certain call option transaction confirmations and warrant transaction confirmations dated as of April 23, 2007 and October 8, 2013, October 9, 2013, October 15, 2013 entered into by the Borrower in connection with the issuance of the Subordinated Notes, and (ii) any forward purchase, accelerated share repurchase, call option, warrant or other derivative transactions in respect of the Borrower’s Equity Interests; provided, that such transaction shall be classified in the Borrower’s stockholders’ equity under ASC 815-40 or any successor provision.

“Permitted Exchange” means an exchange of real property of the Borrower or any Restricted Subsidiary that qualifies as a like-kind exchange pursuant to and in compliance with Section 1031 of the Code.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to accrued and unpaid interest and premium (including tender premium) thereon plus other reasonable amounts paid, and fees and expenses (including any upfront fees, commissions and original issue discount) reasonably incurred, in connection with such Permitted Refinancing; (b) such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended (it being understood that, in each case, any provision requiring an offer to purchase such Indebtedness as a result of a change of control or asset sale shall not violate the foregoing restriction); (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended (other than with respect to the Subordinated Notes to the extent that such Subordinated Notes as so modified, refinanced, refunded, renewed, replaced, exchanged or extended are unsecured) is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Obligations on terms as favorable in all material respects to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (d) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced, exchanged or extended Indebtedness are, (A) either (i) on then-prevailing market terms and conditions or (ii) not materially less favorable to the Loan Parties or the Lenders, taken as a whole, than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended (as reasonably determined by the Borrower in good faith), and (B) when taken as a whole (other

140812225 v1

than interest rate and redemption premiums), not more restrictive to the Borrower and the Restricted Subsidiaries than those set forth in this Agreement (as reasonably determined by the Borrower in good faith); provided that any such Indebtedness may contain more restrictive covenants and events of default than those set forth in this Agreement, so long as such more restrictive covenants and events of default are either (i) also added for the benefit of the Lenders, which shall not require consent of the Lenders or (ii) only apply after the Maturity Date; provided, further that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (d), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five Business Day period); (e) such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is the obligor or guarantor on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; and (f) at the time thereof, no Event of Default shall have occurred and be continuing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interest other than Disqualified Stock.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

140812225 v1

“Required Lenders” means, at any time, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest of the Borrower or any of its Subsidiaries (other than any purchase or acquisition (i) by the Borrower of Equity Interests of any Restricted Subsidiary from such Restricted Subsidiary or another Restricted Subsidiary, (ii) by any Restricted Subsidiary of Equity Interests of any other Restricted Subsidiary from such Restricted Subsidiary, the Borrower or another Restricted Subsidiary, in each case to the extent such purchase constitutes an Investment permitted under Section 7.03 or (iii) by any Restricted Subsidiary of its Equity Interests from the Borrower or other Restricted Subsidiary), or on account of any return of capital to the stockholders, partners or members (or the equivalent of any thereof) of the Borrower or any of its Subsidiaries.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01.

“Sanction(s)” means any sanction administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

140812225 v1

“Schedule” means the schedules to the Disclosure Letter dated the Closing Date and attached to this Agreement.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Securities Act” means the Securities Act of 1933 (15 U.S.C. §77a et seq.), as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934 (15 U.S.C. §78a et seq.), as amended.

“Security Agreement” means a security agreement, in substantially the form of Exhibit G (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.12, in each case as amended).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Foreign Subsidiary” means any Foreign Subsidiary of the Borrower, the Equity Interests of which are directly owned by, or on behalf of, (i) any Loan Party or (ii) any first tier Foreign Subsidiary, the Equity Interests of which are directly owned by or on behalf of any Loan Party; provided that (x) the Foreign Subsidiary receiving such intellectual property shall covenant and agree not to voluntarily pledge any security interest in such intellectual property to any Person (other than a Loan Party), (y) any Foreign Subsidiary receiving such intellectual property shall not incur any Indebtedness for borrowed money (other than Indebtedness owed to a Loan Party) and (z) in the case of any Foreign Subsidiary whose Equity Interests are owned by, or on behalf of, a first tier Foreign Subsidiary, such first tier Foreign Subsidiary shall not incur Indebtedness for borrowed money (other than Indebtedness owed to a Loan Party) or voluntarily pledge any security interest in such Equity Interests to any Person (other than a Loan Party).

“Subordinated Indebtedness” means the collective reference to the Subordinated Notes and any other Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries that is contractually subordinated in right and time of payment to the Obligations.

140812225 v1

“Subordinated Notes” means (i) the 0.75% senior subordinated convertible notes of the Borrower due 2018 in an aggregate principal amount of $375,000,000 issued and sold on October 15, 2013, (ii) the 1.50% senior subordinated convertible notes of the Borrower due 2020 in an aggregate principal amount of $375,000,000 issued and sold on October 15, 2013, and (iii) the 1.875% senior subordinated convertible notes of the Borrower due 2017 in an aggregate principal amount of $324,900,000 issued and sold on April 23, 2007, in each case, pursuant to the respective Subordinated Notes Documents.

“Subordinated Notes Documents” means the Indenture dated as of March 29, 2006, Second Supplemental Indenture dated as of April 23, 2007, Indenture dated as of October 15, 2013, First Supplemental Indenture dated as of October 15, 2013, Second Supplemental Indenture dated as of October 15, 2013, the Subordinated Notes and all other agreements, instruments and other documents pursuant to which the Subordinated Notes have been or will be issued or otherwise setting forth the terms of the Subordinated Notes.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

140812225 v1

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $15,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $75,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means, collectively, (a) the entering into by the Loan Parties of the Loan Documents, to which they are or are intended to be a party and (b) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

140812225 v1

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 6.15 subsequent to the Closing Date and (b) any direct or indirect Subsidiary of an Unrestricted Subsidiary.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

140812225 v1

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.04Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

1.06Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

140812225 v1

1.07Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

Article II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01The Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Maximum Borrowing Amount at the time of such Borrowing, and (ii) the Revolving Credit Exposure of such Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Commitment. Within the limits of each Revolving Credit Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02Borrowings, Conversions and Continuations of Loans. (a) Each Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the

140812225 v1

principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). Each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.

(e)After giving effect to all Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than eight Interest Periods in effect in respect of the Revolving Credit Facility.

(f)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.03Letters of Credit. (a) The Letter of Credit Commitment. (1) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account

140812225 v1

of the Borrower or its Restricted Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Maximum Borrowing Amount at the time of such L/C Credit Extension, (y) the Revolving Credit Exposure of such Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(i)The L/C Issuer shall not issue any Letter of Credit if:

(A)the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date; or

(B)the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (x) all the Revolving Credit Lenders and the L/C Issuer have approved such expiry date or (y) such Letter of Credit is cash collateralized on terms and pursuant to arrangements satisfactory to the L/C Issuer.

(ii)The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;

(D)the Letter of Credit is to be denominated in a currency other than Dollars;

(E)any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that

140812225 v1

Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iii)The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(iv)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(v)The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)Procedures for Issuance and Amendment of Letters of Credit.  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan

140812225 v1

Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

140812225 v1

(iv)Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)Repayment of Participations. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The

140812225 v1

obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;

(vii)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Restricted Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall

140812225 v1

be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued the rules of the ISP shall apply. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in

140812225 v1

accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. To the extent there are Revolving Credit Lenders other than Bank of America and its Affiliates, the Borrower shall pay directly to the L/C Issuer for its own account a fronting fee at the rate per annum equal to 0.125%, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

2.04Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may, in its sole discretion, make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (x)(i) the Total Outstandings shall not exceed the Maximum Borrowing Amount at the time of such Swing Line Loan, and (ii) the Revolving Credit Exposure of such Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.

140812225 v1

Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c)Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative

140812225 v1

Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving

140812225 v1

Credit Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05Prepayments. (a) Optional. (i) Subject to the last sentence of this Section 2.05(a)(i), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such notice may be conditioned upon the occurrence of certain events specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(ii)The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided further that such notice may be conditioned upon the occurrence of certain events specified therein.

(b)Mandatory.

(i)If for any reason (x) there exists a Borrowing Base Deficiency or (y) the Total Outstandings at any time exceed the Maximum Borrowing Amount at such time, the Borrower shall either (i) immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess or (ii) solely in the case of a Borrowing Base Deficiency, deposit Borrowing Base Assets into the Custody Account in an amount sufficient to eliminate such Borrowing Base Deficiency.

(ii)Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

140812225 v1

2.06Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit. Such notice may be conditioned upon the occurrence of certain events specified therein.

(b)Mandatory. If after giving effect to any reduction or termination of Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Commitment under this Section 2.06. Upon any reduction of the Commitments, the Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.07Repayment of Loans. (a) Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(b)Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

2.08Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)(i)If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)If any amount (other than principal of any Loan, but including overdue interest) payable by the Borrower under any Loan Document is not paid when due (without regard to any

140812225 v1

applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09Fees. In addition to certain fees described in Sections 2.03(i) and (j):

(a)Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, to the extent there are Revolving Credit Lenders other than Bank of America and its Affiliates, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(b)Closing Fee. The Borrower agrees to pay on the Closing Date to the Administrative Agent for the account of each Lender party to this Agreement on the Closing Date, as fee compensation for such Lender’s Commitment, a closing fee (the “Closing Fee”) in an amount equal to 0.10% of such Lender’s Commitment on the Closing Date. Such Closing Fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(c)Other Fees. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

140812225 v1

2.11Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b)Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any

140812225 v1

administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(i)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder,

140812225 v1

ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14Cash Collateral.  (a) Certain Credit Support Events.  If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases), following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15 (a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time

140812225 v1

the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.

(b)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.04, 2.05, 2.06, 2.15 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

140812225 v1

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of “Required Lenders”.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as deter-mined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

140812225 v1

(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 10.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

140812225 v1

Article III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.

(ii)If any applicable withholding agent shall be required by any applicable Laws to withhold or deduct any Taxes from any such payment, then (A) the applicable withholding agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required, (B) such withholding agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Lender (or, in the case of a payment received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Tax Indemnifications.  The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent, or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)Status of Lenders; Tax Documentation.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the

140812225 v1

Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, two executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;

(2)two executed copies of IRS Form W-8ECI; .

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4)to the extent a Foreign Lender is not the beneficial owner, two executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio

140812225 v1

interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)On or prior to the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall, in the event that the Administrative Agent is a U.S. Person, deliver an IRS Form W-9 to the Borrower, and in the event the Administrative Agent is not a U.S. Person, deliver (a) with respect to amounts payable by the Administrative Agent for its own account, an IRS Form W-8ECI, (b) with respect to amounts payable to the Administrative Agent on behalf of a Lender, an IRS Form W-8IMY certifying that the Administrative Agent agrees to be treated as a “U.S. person” for purposes of U.S. federal withholding taxes and (c) if a payment made to the Administrative Agent under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Administrative Agent shall deliver to the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA, to determine whether the Administrative Agent has complied with the Administrative Agent’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment (solely for purposes of this clause (iii) “FATCA” shall include any amendments made to FATCA after the date of this Agreement); provided that no Administrative Agent shall be required to provide any documentation pursuant to this clause (iii) that such Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the date hereof.

140812225 v1

(iv)The Administrative Agent and each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent, if applicable, in writing of its legal ineligibility to do so.

(v)Notwithstanding anything to the contrary in this Section 3.01(e), no Lender shall be required to deliver any documentation that it is not legally eligible to deliver.

(vi)Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(e).

(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(h)For the avoidance of doubt, for purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and any Swing Line Lender.

3.02Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice

140812225 v1

asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (b) the Administrative Agent or affected Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the affected Lenders revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Revolving Credit Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any

140812225 v1

Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04Increased Costs: Reserves on Eurodollar Rate Loans.  (a) Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

140812225 v1

(d)Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06Mitigation Obligations; Replacement of Lenders.  (a) Designation of a Different Lending Office.  Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit

140812225 v1

Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

Article IV
CONDITIONS PRECEDENT TO EFFECTIVENESS AND CREDIT EXTENSIONS

4.01Conditions to Effectiveness.  The effectiveness of this Agreement and the obligations of the L/C Issuer and each Lender hereunder are subject to satisfaction of the following conditions precedent:

(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(iv)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in their respective jurisdictions of organization;

140812225 v1

(v)a favorable opinion of Cooley LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent;

(vi)[Reserved];

(vii)a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(viii)a certificate attesting to the Solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transaction, from its chief financial officer, substantially in the form of Exhibit J;

(ix)[Reserved];

(x)such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender reasonably may require.

(b)(i) All fees required to be paid to the Administrative Agent on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

(c)Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d)The Borrower and each of the Guarantors shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the Act and any applicable “know your customer” rules and regulations at least 3 Business Days prior to the Closing Date to the extent requested in writing at least 10 days prior to the Closing Date.

(e)Since the date of the balance sheet included in the Audited Financial Statements, there shall have not been any event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02Conditions to All Credit Extensions.  The obligations of the L/C Issuer and each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a

140812225 v1

conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) are subject to the following conditions precedent:

(a)The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)The Maximum Borrowing Amount is not less than the Outstanding Amount of the Revolving Credit Loans, Swing Line Loans and L/C Obligations at such time, after giving effect to such Credit Extension.

(e)In the case of the initial Credit Extension only, the Administrative Agent shall have received a Borrowing Base Certificate duly certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower relating to such initial Credit Extension.

(f)In the case of the initial Credit Extension only, the Administrative Agent shall have received evidence of the creation of the Custody Account, established in a manner satisfactory to the Administrative Agent.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article V
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01Existence, Qualification and Power.  Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or

140812225 v1

the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in each case referred to in the foregoing clauses (b) and (c), to the extent that such conflict, breach, contravention or violation could not reasonably be expected to have a Material Adverse Effect.

5.03Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) upon the occurrence of a Collateral Trigger Event, the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) upon the occurrence of a Collateral Trigger Event, the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of (i) its rights under the Loan Documents or (ii) after the occurrence of a Collateral Trigger Event, the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (1) the authorizations, approvals, actions, notices and filings that (A) in the case of clauses (b), (c) and (d)(ii), are part of the Collateral Security Deadline Requirements or (B) have been duly obtained, taken, given or made and are in full force effect, or (2) other approvals, consents, exemptions, authorizations, actions, notices or filing where the failure to obtain the same could not individually or aggregately, reasonably be expected to have a Material Adverse Effect.

5.04Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by equitable principles regardless of whether considered in a proceeding in equity or at law.

5.05Financial Statements; No Material Adverse Effect.  (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

(b)The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated June 30, 2016, and the related consolidated statements of operations, comprehensive income (or loss), stockholders’ equity and cash flows for the six month period ended on that date (i) were prepared in

140812225 v1

accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to normal year-end audit adjustments.

(c)Since the date of the balance sheet included in the Audited Financial Statements, except as disclosed in Borrower’s public filings with the SEC made prior to the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)The consolidated forecasted balance sheet, statements of income and cash flows of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 4.01 or Section 6.01(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial condition and performance.

5.06Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues, other than those specifically disclosed in Schedule 5.06, that (a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transaction, or (b) either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

5.07No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08Ownership of Property; Liens; Investments. (a) Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real and personal property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(a)The property of each Loan Party and each of its Restricted Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09Environmental Compliance.  (a) The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect,

(b)none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or formally proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and to the knowledge of the Loan Parties and their Subsidiaries never have been any underground or above-ground storage

140812225 v1

tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries, in each case except in compliance with all applicable Environmental laws; there is no asbestos or asbestos-containing material on, at or in any property currently owned or operated by any Loan Party or any of its Restricted Subsidiaries, in each case except in compliance with all applicable Environmental laws; and there has been no Release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries in a manner, form or amount which could reasonably be expected to result in liability of any Loan Party or any Subsidiary,

(c)neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at, on, under, or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner which could not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries, and

(d)the Loan Parties and their respective Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) to the extent within the control of the Loan Parties and their respective Subsidiaries, each of their Environmental Permits will be timely renewed and complied with, any additional Environmental permits that may be required of any of them will be timely obtained and complied with, without material expense, and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense, except in each case referred to in the foregoing clauses (b) through (d), to the extent that such action, investigation, violation or conduct could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.11Taxes. The Borrower and each of its Subsidiaries have filed all material federal, state and other tax returns and reports required to be filed, and have paid all material federal, state and other Taxes (whether or not shown on a tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the knowledge of the Borrower, except as set forth in the Disclosure Letter, there is no proposed material tax assessment or other tax claim against, and no material tax audit with respect to, the Borrower or any Subsidiary. Neither any Loan Party nor any

140812225 v1

Subsidiary thereof is party to any tax sharing agreement other than an agreement (such as a lease) the principal purpose of which is not the sharing of Tax.

5.12ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)(i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

5.13Subsidiaries; Equity Interests; Loan Parties.  As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those permitted by Section 7.01. As of the Closing Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable. Set forth on Part (d) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(iii) is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.14Margin Regulations; Investment Company Act.  (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Credit Extension will be used, whether

140812225 v1

directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U issued by the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

(b)None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15Disclosure. No written report, financial statement, certificate or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, at the Closing Date or at the time furnished (in the case of all other reports, financial statements, certificates or other information), contains any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material

5.16Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17Intellectual Property; Licenses, Etc. Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person, except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18Solvency. The Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

5.19Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.20Anti-Money Laundering Laws. Each of the Borrower, its Subsidiaries and, to the knowledge of the Borrower and its Subsidiaries, each director, officer, employee, agent, affiliate or representative thereof, has not violated any applicable anti-money laundering law any other applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.

140812225 v1

5.21Sanctions. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

5.22Anti-Corruption Laws.  The Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.23EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

5.24Collateral Matters. At all times following the Collateral Security Deadline, the Security Agreement, upon execution and delivery thereof by the parties thereto, is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and upon the execution and delivery of the Control Agreement and the filing of a UCC-1 financing statement, the security interest created under the Security Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral (subject to any limitations specified therein), prior and superior in right to any other Person.

Article VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Restricted Subsidiary to:

6.01Financial Statements. Deliver to the Administrative Agent, on behalf of each Lender:

(a)within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, comprehensive income (or loss), stockholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower to have been prepared in accordance with GAAP, audited and accompanied by (x) a customary management discussion and analysis of results of operations and (y) a report and opinion of KPMG LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations, comprehensive income (or loss) and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, accompanied by a customary management discussion and analysis of results of operations and certified by a

140812225 v1

Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments;

(c)within 60 days after the end of each fiscal year of the Borrower, an annual business plan and budget of the Borrower and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Borrower, of consolidated balance sheets and statements of operations, comprehensive income (or loss) and cash flows of the Borrower and its Restricted Subsidiaries on a quarterly basis for the fiscal year then in progress; and

(d)concurrently with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements;

(b)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(d)promptly after the same are sent or filed (as applicable), copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)promptly after the furnishing thereof, copies of any material statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement evidencing Indebtedness and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f)within five Business Days after the end of each calendar month, and on the date of any Credit Extension, a certificate signed by the chief executive officer, chief financial officer, treasurer or

140812225 v1

controller of the Borrower setting forth a reasonably detailed calculation of Global Liquidity (accompanied by reasonable supporting documentation) as of the end of such month or as of the date of such Credit Extension, as applicable;

(g)promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(h)within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all material notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement evidencing Indebtedness;

(i)promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

(j)within five Business Days after the end of each calendar month, a Borrowing Base Certificate, as at the end of such month, duly certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower; and

(k)promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective

140812225 v1

securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03Notices. Promptly notify the Administrative Agent, on behalf of each Lender upon notice or knowledge thereof by a Responsible Officer:

(a)of the occurrence of any Default;

(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws;

(c)of the occurrence of any ERISA Event; and

(d)of any withdrawal from the Custody Account, together with an updated Borrowing Base Certificate (which shall be delivered prior to any such withdrawal).

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein (other than in the case of Section 6.03(e)) and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04Payment of Obligations. (a) Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (i) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; and (b) timely file all material tax returns required to be filed.

6.05Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights,

140812225 v1

privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.

6.08Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

6.10Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours not more frequently than one time per year (unless an Event of Default has occurred and is continuing), upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default has occurred and is continuing the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11[Reserved].

6.12Covenant to Guarantee Obligations and Give Security.

(a)Additional Material Domestic Subsidiaries. Upon the formation or acquisition of any new direct or indirect Subsidiary (other than any Excluded Subsidiary) by any Loan Party (provided that (i) any Subsidiary redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary shall, at the time of any determination thereof, be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12), then the Borrower shall, at the Borrower’s expense: within 30 days after such formation or acquisition, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the

140812225 v1

Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents.

(b)Changes to Name, Location, Jurisdiction of Organization. If a Collateral Trigger Event has occurred, before the Borrower effects a change (i) in its legal name, (ii) in the location of its chief executive office, or (iii) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), (A) give the Administrative Agent not less than ten (10) days’ prior written notice or such lesser notice period agreed to by the Administrative Agent, of its intention so to do, describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (B) take all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral. The Borrower agrees to promptly provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.

(c)Collateral. (i) Promptly notify the Administrative Agent in writing of the occurrence of any Collateral Trigger Event and (ii) no later than the Collateral Security Deadline, the Loan Parties shall satisfy the Collateral Security Deadline Requirements.

(d)Other. At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or, after any Collateral Trigger Event, in perfecting and preserving the Liens of, such guaranties and other security agreements.

6.13Compliance with Environmental Laws. Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action necessary to address all Hazardous Materials at, on, under or emanating from any of properties owned, leased or operated by it in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) after any Collateral Trigger Event, (x) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Restricted Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (y) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (z) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or

140812225 v1

any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.

6.15Designation of Subsidiaries. The Borrower may at any time designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by delivering to the Administrative Agent a certificate of an Responsible Officer of the Borrower specifying such designation and certifying that the conditions to such designation set forth in this Section 6.15 are satisfied; provided that:

(a)after giving effect to any such designation, no Default or Event of Default shall have occurred and be continuing;

(b)in the case of the designation of a Subsidiary as an Unrestricted Subsidiary, (i) the Subsidiary to be so designated does not (directly, or indirectly through its Subsidiaries) own any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, the Borrower or any of its Restricted Subsidiaries and (ii) neither the Borrower nor any of its Restricted Subsidiaries shall at any time be directly or indirectly liable for any Indebtedness of such Unrestricted Subsidiary that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its stated maturity upon the occurrence of a default with respect to any Indebtedness, Lien or other obligation of such Unrestricted Subsidiary (including any right to take enforcement action against such Subsidiary); and

(c)after giving effect to such designation, the Borrower shall be in compliance with Minimum Liquidity Test on a pro forma basis; and

(d)no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” pursuant to the terms of any other Indebtedness of the Borrower or any of its Subsidiaries; provided that the foregoing requirement shall apply only to the extent that the Borrower or any Subsidiary has the ability under such documents to designate any such Restricted Subsidiary as an “unrestricted subsidiary” under the terms of such other Indebtedness.

The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower in such Subsidiary on the date of designation in an amount equal to the Fair Market Value of the Borrower’s Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

6.16Designation as Senior Debt. Designate all Obligations as “Senior Debt” under, and defined in, any Subordinated Notes Documents and all supplemental indentures thereto.

6.17Custody Account. At all times on and after the date of the initial Credit Extension, maintain the Custody Account with Bank of America and after the Collateral Security Deadline, cause such Custody Account to be subject to the valid and perfected Lien of the Administrative Agent (for the benefit of the Secured Parties) prior and superior in right to any other Person.

6.18Anti-Corruption Laws. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.

140812225 v1

Article VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

7.01Liens. Create, incur, assume or suffer to exist any Lien upon any (i) Collateral (other than pursuant to Section 7.01(a) below) or (ii) of its other property, assets or revenues, whether now owned or hereafter acquired, other than, in the case of clause (ii), the following:

(a)Liens pursuant to any Loan Document (including, without limitation, Liens in favor of the Swing Line Lender and/or the L/C Issuer, as applicable, on Cash Collateral granted pursuant to the Loan Documents);

(b)Liens existing on the date hereof and listed on Schedule 7.01 and any renewals, modifications or extensions thereof and any Lien granted as a replacement or substitute therefor; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary other than improvements thereon or proceeds from the Disposition of such property or asset, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(e), and (iii) any renewal, modification or extension of the obligations secured or benefited thereby is permitted by Section 7.02(e);

(c)Liens for ad valorem property taxes not yet due or Liens for taxes which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

140812225 v1

(i)Liens securing Indebtedness permitted under Section 7.02(g); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of the property being acquired (measured as of the date of such financing);

(j)Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Restricted Subsidiary of the Borrower or becomes a Restricted Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or Investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Restricted Subsidiary or acquired by the Borrower or such Restricted Subsidiary, and the applicable Indebtedness secured by such Lien is permitted under Section 7.02(h);

(k)Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $10,000,000;

(l)Liens on assets or property of Foreign Subsidiaries securing Indebtedness of such Foreign Subsidiaries permitted to be incurred pursuant to Section 7.02(i) or (t);

(m)Liens on cash collateral supporting Indebtedness permitted to be incurred pursuant to Section 7.02(a), (j) or (p);

(n)Liens on real property securing Indebtedness permitted to be incurred pursuant to Section 7.02(k); provided that (i) such Liens do not at any time encumber any property other than the real property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of the real property being acquired on the date of incurrence of such Indebtedness;

(o)Liens on IP Rights in connection with IP Monetization Transactions permitted to be incurred pursuant to Section 7.02(l);

(p)(i) Dispositions of assets not prohibited by Section 7.05 and in connection therewith, customary rights and restrictions contained in agreements relating to such Dispositions pending the completion thereof, or in the case of a license, during the term thereof and (ii) any option or other agreement to Dispose any asset not prohibited by Section 7.05;

(q)in the case of (A) any Subsidiary that is not a Wholly Owned Subsidiary or (B) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the Organization Documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(r)licenses, sublicenses, leases or subleases granted to other Persons permitted under Section 7.05;

(s)Liens on earnest money deposits of cash or cash equivalents made, or escrow or similar arrangements entered into, in connection with any Investment permitted pursuant to Section 7.03 or other acquisitions not prohibited hereunder;

(t)any interest or title of a lessor or sublessor under leases or subleases entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

140812225 v1

(u)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(v)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(w)Liens arising from precautionary Uniform Commercial Code financing statement filings;

(x)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(y)any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary; and

(z)Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods.

7.02Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business and not for speculative purposes;

(b)Indebtedness in the form of unsecured convertible notes of the Borrower in an aggregate principal amount not to exceed $1,000,000,000 at any time outstanding;

(c)Indebtedness of a Restricted Subsidiary of the Borrower owed to the Borrower or a wholly-owned Restricted Subsidiary of the Borrower, which Indebtedness shall be otherwise permitted under the provisions of Section 7.03 (other than Section 7.03(e));

(d)Indebtedness under the Loan Documents;

(e)(i) Indebtedness outstanding on the date hereof and listed on Schedule 7.02 (including the Subordinated Notes) and (ii) any Permitted Refinancing thereof;

(f)Guarantees of the Borrower or any Restricted Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any wholly-owned Restricted Subsidiary; provided that: (i) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination provisions of such Indebtedness; and (ii) in the case of any Guarantee by a Loan Party of any Indebtedness of a Restricted Subsidiary that is not a Loan Party such Guarantee shall be permitted under this Section 7.02(f), solely to the extent that such Guarantee would be permitted as an Investment pursuant to Section 7.03 (other than Section 7.03(e));

140812225 v1

(g)Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $10,000,000;

(h)(i) Indebtedness of any Person that becomes a Restricted Subsidiary of the Borrower after the date hereof in accordance with the terms of Section 7.03(i), which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary of the Borrower (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Restricted Subsidiary of the Borrower) and (ii) any Permitted Refinancing thereof;

(i)(x) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any time outstanding and (y) Guarantees thereof by any direct or indirect parent entity of such Foreign Subsidiary;

(j)Indebtedness in the form of letters of credit (other than Letters of Credit issued under the Revolving Credit Facility) in an amount not to exceed $10,000,000 at any time outstanding;

(k)Indebtedness in the form of real property financings in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

(l)Indebtedness incurred in connection with IP Monetization Transactions in an aggregate outstanding principal amount not to exceed (x) $400,000,000 minus (y) an amount equal to the aggregate amount of Dispositions made under Section 7.05(j) minus (z) an amount equal to the aggregate amount of Investments made under Section 7.03(j);

(m)Indebtedness consisting of obligations under deferred or contingent consideration arrangements (including earn-outs, incentive non-competes, milestone payments and other contingent or deferred obligations that constitute Indebtedness) incurred in connection with any acquisition or other Investment permitted under this Agreement;

(n)Indebtedness (i) under warranty or contractual service obligations, letters of credit for operating purposes, payment (other than for payment of Indebtedness) and completion guarantees, indemnity, bid and performance bonds, surety bonds, release, appeal and similar bonds, (ii) with respect to workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, or (iii) in connection with the financing of insurance premiums or self-insurance obligations or take-or-pay obligations contained in supply agreements in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(o)reimbursement obligations incurred, and customer advances or deposits received, in the ordinary course of business;

(p)Indebtedness in respect of treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, pcards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services;

(q)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

140812225 v1

(r)Indebtedness consisting of the financing of insurance premiums;

(s)Indebtedness in the form of an intercompany note issued in connection with an acquisition permitted under Section 7.03 involving a tender offer followed by a short form merger (i.e. a statutory short form merger that requires no further approvals to consummate); provided that (i) such short form merger is consummated within five Business Days of the incurrence of such Indebtedness and (ii) not later than three Business Days after consummation of the related short form merger, such Indebtedness (x) is extinguished or retired or (y) otherwise becomes a permitted Investment; and

(t)other Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

7.03Investments. Make or hold any Investments, except:

(a)Investments held by the Borrower and its Restricted Subsidiaries in the form of Cash Equivalents or, to the extent held in the Custody Account, Borrowing Base Assets;

(b)advances to officers, directors and employees of the Borrower and Restricted Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and other ordinary course purposes;

(c)(i) Investments by the Borrower and its Restricted Subsidiaries in their respective Restricted Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Borrower and its Restricted Subsidiaries in Loan Parties, (iii) additional Investments by Restricted Subsidiaries of the Borrower that are not Loan Parties in other Restricted Subsidiaries that are not Loan Parties and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in Restricted Subsidiaries that are not Loan Parties (x) in an aggregate amount not to exceed $100,000,000 at any time outstanding or (y) for the sole purpose of financing (A) product development expense that is reasonably expected to be payable within 120 days of the making of such Investment or (B) milestone and other similar contingent or deferred payments owed to third parties;

(d)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof;

(e)Guarantees permitted by Section 7.02;

(f)Investments existing on the date hereof (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 7.03;

(g)the purchase or other acquisition of all (other than directors’ qualifying shares) of the Equity Interests (including Equity Interests purchased or acquired in connection with a Drug Acquisition) in, or all or substantially all of the property (including property purchased or acquired in connection with a Drug Acquisition) of, any Person that, upon the consummation thereof, will be a Restricted Subsidiary wholly-owned directly by the Borrower or one or more of its wholly-owned Restricted Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.03(g):

(i)any such newly-created or acquired Subsidiary shall comply with the requirements of Section 6.12;

140812225 v1

(ii)the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be permitted by Section 7.07;

(iii)the total cash and noncash consideration (including the Fair Market Value of all Equity Interests issued or transferred to the sellers thereof (but excluding Qualified Equity Interests of the Borrower), all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith (provided that any of the foregoing constituting a contingent obligation shall only be included as noncash consideration to the extent that such contingent obligation would be reflected as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP) paid by or on behalf of the Borrower and its Restricted Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration (excluding Qualified Equity Interests of the Borrower) paid by or on behalf of the Borrower and its Restricted Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Restricted Subsidiaries pursuant to this Section 7.03(g) of a Person that does not become a Guarantor or of assets by a Restricted Subsidiary that is not a Guarantor, shall not exceed $75,000,000;

(iv)immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing; and

(v)the Borrower shall have delivered to the Administrative Agent and each Lender, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying that all of the requirements set forth in this clause (iv) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(h)Investments by the Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.03 in an aggregate amount not to exceed $25,000,000 at any time outstanding; provided that, with respect to each Investment made pursuant to this Section 7.03(h):

(i)any determination of the amount of such Investment shall include all cash and noncash consideration (including the Fair Market Value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Restricted Subsidiaries in connection with such Investment; and

(ii)immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing;

(i)other Investments (including Drug Acquisitions), so long as (x) no Default shall have occurred and be continuing or would result therefrom and (y) after giving effect thereto, Global Liquidity shall be greater than or equal to $275,000,000;

140812225 v1

(j)Investments (i) consisting of co-development agreements or the licensing or contribution of intellectual property, new drug applications or similar assets pursuant to development, marketing or manufacturing agreements, alliances or arrangements or similar agreements or arrangements with other Persons or (ii) in the form of contributions of IP Rights in connection with IP Monetization Transactions, in an aggregate amount for clauses (i) and (ii) taken together not to exceed (x) $400,000,000 minus (y) an amount equal to the aggregate outstanding principal amount of Indebtedness incurred under Section 7.02(l) minus (z) an amount equal to the aggregate amount of Dispositions made under Section 7.05(j);

(k)Investments made with the portion, if any, of the Available Amount that the Borrower elects to apply to this Section 7.03(k); provided that immediately before and immediately after giving pro forma effect to any such Investment, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(l)Investments consisting of extensions of credit to the customers of the Borrower or of any of its Restricted Subsidiaries in the nature of accounts receivable, prepaid royalties, or notes receivable, arising from the grant of trade credit or licensing activities of the Borrower or such Restricted Subsidiary, in each case in the ordinary course of business;

(m)Investments received in settlement or partial settlement of obligations owed to the Borrower or any Restricted Subsidiary, including in satisfaction or compromise or partial satisfaction or compromise of judgments or claims or as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Borrower or any Restricted Subsidiary;

(n)Investments the payment for which consists solely of Qualified Equity Interests of the Borrower;

(o)Payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(p)Non-exclusive licenses of IP Rights;

(q)Investments arising out of the repurchase of any Indebtedness of the Borrower or any Restricted Subsidiary

(r)Investments consisting of UCC Article 3 endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(s)any customary upfront, milestone, marketing or other funding payment in the ordinary course of business to another Person in connection with obtaining a right to receive royalty or other payments in the future in connection with commercialization and/or collaboration agreements and any Investments in joint ventures or strategic alliances or collaboration agreements in an aggregate amount not to exceed $25,000,000 in any fiscal year;

(t)Investments by the Borrower in Swap Contracts permitted under Section 7.02(a); and

(u)the purchase by the Borrower of any option (or similar instrument) to purchase Equity Interests (other than Disqualified Stock) of the Borrower entered into contemporaneously and otherwise in connection with the issuance of convertible notes otherwise permitted to be issued under this Agreement; provided that the aggregate consideration for such option or options shall not exceed $175.0 million plus the amount of any Net Cash Proceeds received by the Borrower from the sale of Equity

140812225 v1

Interests (other than Disqualified Stock) of the Borrower entered into contemporaneously and otherwise in connection with the purchase of such option and incurrence of such convertible notes; provided, further, that no Default or Event of Default has occurred and is continuing or would result therefrom.

7.04Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)any Restricted Subsidiary may merge or consolidate with or into, or be dissolved or liquidated into (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries, provided that when any Loan Party is merging with another Restricted Subsidiary that is not a Loan Party, such Loan Party shall be the continuing or surviving Person;

(b)any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party;

(c)any Restricted Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Restricted Subsidiary that is not a Loan Party or (ii) to a Loan Party;

(d)in connection with any acquisition permitted under Section 7.03, any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Restricted Subsidiary of the Borrower and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person;

(e)so long as no Default has occurred and is continuing or would result therefrom, each of the Borrower and any of its Restricted Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving corporation; and

(f)the Borrower and any of its Restricted Subsidiaries may make Dispositions permitted by Section 7.05.

7.05Dispositions. Make any Disposition, except:

(a)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)Dispositions of inventory in the ordinary course of business;

(c)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)Dispositions of property to any Loan Party or by any Restricted Subsidiary to the Borrower or to a wholly-owned Restricted Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

140812225 v1

(e)Dispositions permitted by Section 7.04;

(f)Dispositions by the Borrower and its Restricted Subsidiaries of property pursuant to sale-leaseback transactions, provided that the book value of all property so Disposed of shall not exceed $300,000,000 from and after the Closing Date;

(g)non-exclusive licenses of IP Rights;

(h)Dispositions by the Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the consideration paid to the Borrower or such Restricted Subsidiary shall be no less than 75% in cash or Cash Equivalents (provided that for purposes of this clause (ii), the following shall be deemed to be cash: (A) any Indebtedness (as shown on the Borrower’s or the applicable Restricted Subsidiary’s most recent balance sheet provided pursuant to Section 6.01(a) or (b)) of the Borrower or such Restricted Subsidiary (other than Indebtedness that is by its terms subordinated to the Obligations) that is assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed $75,000,000, calculated at the time of the receipt of such Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(i)so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of Section 7.05(h);

(j)Dispositions of IP Rights in connection with IP Monetization Transactions in an aggregate amount not to exceed (x) $400,000,000 minus (y) an amount equal to the aggregate outstanding principal amount of Indebtedness incurred under Section 7.02(l) minus (z) an amount equal to the aggregate amount of Investments made under Section 7.03(j);

(k)the Dispositions specified on Schedule 7.05;

(l)Dispositions of products or other assets that on an individual basis have generated less than $100,000,000 of revenue for the most recent (as of the time of each such Disposition) four fiscal quarter period for which financial statements were required to have been delivered pursuant to Section 6.01(a) or (b);

(m)Dispositions of intellectual property owned by a Loan Party to a Specified Foreign Subsidiary;

(n)sublicenses, leases and subleases of real or personal property in the ordinary course of business;

(o)Permitted Exchanges;

140812225 v1

(p)Dispositions of investments in joint ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(q)the Disposition or termination of any Swap Contract or any Permitted Equity Derivative or the entry into any Permitted Equity Derivatives;

(r)the write-off, discount, sale or other disposition of doubtful, defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction;

(s)the incurrence of any Lien permitted pursuant to Section 7.01;

(t)the surrender, waiver or settlement of contractual rights in the ordinary course of business, or the surrender, waiver or settlement of claims and litigation claims (whether or not in the ordinary course of business); and

(u)other Dispositions of property in an aggregate amount not to exceed $50,000,000.

provided, however, that any Disposition pursuant to Sections 7.05(f), 7.05(h), 7.05(j), 7.05(k), 7.05(l), 7.05(m), 7.05(q) and 7.05(u) shall be for not less than Fair Market Value.

7.06Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except that:

(a)each Restricted Subsidiary may make Restricted Payments to the Borrower, any Restricted Subsidiaries of the Borrower that are Guarantors and any other Person that owns a direct Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other Equity Interests of such Person that are not Disqualified Stock;

(c)the Borrower and each Restricted Subsidiary may make Restricted Payments with the proceeds received from the substantially concurrent issue of Equity Interests that are not Disqualified Stock;

(d)the Borrower and each Restricted Subsidiary may make Restricted Payments with the portion, if any, of the Available Amount that the Borrower elects to apply to this Section 7.06(d); provided that immediately before and immediately after giving pro forma effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(e)the Borrower and each Restricted Subsidiary may make Restricted Payments not otherwise permitted under this Section 7.06, so long as (i) no Default shall exist or be continuing and (ii) after giving effect thereto, Global Liquidity shall be greater than or equal to $275,000,000;

(f)the Borrower and each Restricted Subsidiary may make other Restricted Payments in an aggregate amount not to exceed $25,000,000;

140812225 v1

(g)the Borrower and each Restricted Subsidiary may repurchase the Borrower’s Equity Interests in connection with the issuance of any convertible notes permitted under Section 7.02 (including through payments under or pursuant to accelerated or forward stock repurchase arrangements or settlement of call spreads entered into at the time of and in connection with such issuance), but in each case under this clause (g) solely to the extent necessary to repurchase the “delta hedge” amount related to such issuance, determined in accordance with customary practices;

(h)the Borrower and each Restricted Subsidiary may repurchase Equity Interests of the Borrower (including any outstanding warrants) in connection with the settlement of call options outstanding on the Closing Date originally entered into in connection with the issuance of the Subordinated Notes;

(i)the Borrower and each Restricted Subsidiary may purchase, redeem, retire or otherwise acquire for value of Equity Interests (and any related stock appreciation rights, plans, equity incentive or achievement plans or any similar plans) in a Person being acquired in any Permitted Acquisition or other Investment permitted by Section 7.03 in connection with such Permitted Acquisition or other Investment;

(j)the Borrower and each Restricted Subsidiary may make the payment of any dividend or distribution, or the consummation of any irrevocable redemption, within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at such date of declaration or redemption notice such dividend, distribution or redemption, as the case may be, would have complied with this Section 7.06; and

(k)the Borrower and each Restricted Subsidiary may make cash payments, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of the Borrower or such Restricted Subsidiary.

7.07Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the date hereof or any business substantially related or incidental thereto, not including lines of business which are a reasonable extension of Borrower’s existing business.

7.08Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, on terms and conditions materially less favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) any Restricted Payment permitted by Section 7.06, (b) customary fees paid and indemnifications provided to directors of the Borrower and its Restricted Subsidiaries, (c) compensation and indemnification of, and other employment agreements and arrangements, employee benefit plans, and stock incentive plans with, directors, officers and employees of the Borrower or any Restricted Subsidiary entered in the ordinary course of business, (d) Investments permitted by Section 7.03, (e) transactions between or among the Borrower and/or any Restricted Subsidiary (including any entity that becomes a Restricted Subsidiary as a result of such transaction); and (f) the granting of registration and other customary rights in connection with the issuance of Equity Interests by the Borrower not otherwise prohibited by the Loan Documents.

7.09Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness

140812225 v1

of the Borrower or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that the foregoing shall not apply to:

(a)restrictions and conditions imposed by Law or by any Loan Document;

(b)restrictions and conditions existing on the Closing Date identified on Schedule 7.09 and any amendments or modifications thereof that do not materially expand the scope of any such restriction or condition taken as a whole;

(c)restrictions and conditions imposed by agreements of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary (and not entered into in contemplation thereof) and any amendments or modifications thereof that do not materially expand the scope of any such restriction or condition taken as a whole, provided that such restrictions and conditions apply only to such Restricted Subsidiary;

(d)customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary (or the Equity Interests thereof) that is to be sold and such sale is permitted hereunder;

(e)restrictions imposed by any amendment or refinancings that are otherwise permitted by the Loan Documents; provided that such amendments or refinancings do not materially expand the scope of any such restriction or condition;

(f)any restriction arising under or in connection with any agreement or instrument governing Equity Interests of any joint venture or Person that is not a Subsidiary;

(g)customary restrictions and conditions contained in any agreement (including leases, subleases, licenses, sublicenses) relating to the Disposition of any property permitted by Section 7.05;

(h)customary provisions restricting the transfer or encumbrance of the specific property subject to a Lien permitted by Section 7.01;

(i)restrictions or conditions set forth in any agreement governing Indebtedness permitted by Section 7.02 (including any Permitted Refinancing Indebtedness); provided that such restrictions and conditions are customary for such Indebtedness and are no more restrictive, taken as a whole, than the comparable restrictions and conditions set forth in this Agreement as determined in the good faith judgment of the board of directors of the Borrower;

(j)customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(k)restrictions on cash or other deposits (including escrowed funds) or net worth imposed under contracts entered into in the ordinary course of business (other than with respect to amounts in the Custody Account); and

(l)restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement secured by specific assets if such restrictions or conditions apply only to the specific assets securing such Indebtedness.

7.10Use of Proceeds. (a) Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within

140812225 v1

the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

(b)Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by an individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

(c)Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

(d)Use the proceeds of the Credit Extensions other than to finance ongoing working capital needs (including timing differences resulting from the strategic reduction of short-term Investments) and for other general corporate purposes not in contravention of any Law or of any Loan Document.

7.11Amendments of Organization Documents. Amend any of its Organization Documents in a manner materially adverse to the interests of the Lenders.

7.12Amendment, Etc. of Indebtedness. Amend, modify or change in any manner any term or condition of any Subordinated Indebtedness in any respect which would materially and adversely affect the rights or remedies of the Administrative Agent and Lenders hereunder or violate the subordination terms thereof.

Article VIII
EVENTS OF DEFAULT AND REMEDIES

8.01Events of Default. Any of the following shall constitute an Event of Default:

(a)Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b)Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11, 6.12, 6.15, 6.17 or Article VII, (ii) any of the Guarantors fails to perform or observe any term, covenant or agreement contained in Section 1 of the Guaranty or (iii) after a Collateral Trigger Event has occurred, any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in Section 5.1 of the Security Agreement; or

(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof from the Administrative Agent; or

140812225 v1

(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party in this Agreement, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made; or

(e)Cross-Default. (i) Any Loan Party or any Restricted Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with or without the giving of notice but without further passage of time, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract (other than, in the case of a Permitted Equity Derivative, to the extent not as a result of any default thereunder by any Loan Party or any Restricted Subsidiary thereof) as to which a Loan Party or any Restricted Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; provided that this clause (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, and (ii) any conversion or exchange of any convertible or exchangeable debt securities (including the Subordinated Notes) and any conversion or exchange trigger that results in such debt securities becoming convertible or exchangeable, as applicable; or

(f)Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Restricted Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become

140812225 v1

due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)Judgments. There is entered against any Loan Party or any Restricted Subsidiary thereof one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect other than in accordance with its terms; or any Loan Party or any other Person contests in writing in any manner the validity or enforceability of any provision of any Loan Document (other than as a result of the satisfaction in full of the Obligations and exclusive of questions of interpretation of any provision thereof); or any Loan Party denies in writing that it has any or further liability or obligation under any provision of any Loan Document, or purports in writing to revoke, terminate or rescind any provision of any Loan Document (other than as a result the satisfaction in full of the Obligations); or

(k)Change of Control. There occurs any Change of Control; or

(l)Collateral Documents. After a Collateral Trigger Event, any Collateral Document after delivery thereof pursuant to Section 6.12 or 6.14 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby.

8.02Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

140812225 v1

(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.14; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

140812225 v1

Article IX
ADMINISTRATIVE AGENT

9.01Appointment and Authority.  (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents after the occurrence of a Collateral Trigger Event, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in

140812225 v1

the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

(e)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such

140812225 v1

subagent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall an such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its

140812225 v1

sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

140812225 v1

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (h) of Section 10.01 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

140812225 v1

9.09Collateral and Guaranty Matters. Without limiting the provision of Section 9.08, the Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) upon permitted withdrawal from the Custody Account or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01; and

(b)to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.09. In each case as specified in this Section 9.09, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of the Collateral from the assignment and security interest granted under the Collateral Documents or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.09. Each Loan Party agrees that its obligations hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of the Loan Party or otherwise.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.10Withholding Tax. To the extent required by any applicable Laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equal to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties, additions to tax or interest thereto, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 9.10. The agreements in this Section 9.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the

140812225 v1

replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

For the avoidance of doubt, the term “Lender,” for purposes of this Section 9.10, shall include any L/C Issuer and any Swing Line Lender.

Article X
MISCELLANEOUS

10.01Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

(b)without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension without the written consent of the Required Lenders;

(c)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(e)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(f)change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(g)release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(h)release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Restricted Subsidiary from the Guaranty is permitted pursuant to Section 9.09 (in which case such release may be made by the Administrative Agent acting alone);

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under

140812225 v1

this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; and (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

10.02Notices; Effectiveness; Electronic Communications.  (a) Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C

140812225 v1

Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet.

(d)Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

140812225 v1

(e)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04Expenses; Indemnity; Damage Waiver.  (a) Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented legal fees, charges, disbursements of and other charges of one primary counsel to the Administrative Agent and the Lenders and of a single local counsel to the Administrative Agent and the Lenders in each appropriate jurisdiction (which may include a single local counsel to the Administrative Agent and the Lenders acting in multiple jurisdictions) or otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed)), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses

140812225 v1

incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in

140812225 v1

connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)Survival. The agreements in this Section and the indemnity provision of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06Successors and Assigns.  (a) Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the

140812225 v1

Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

140812225 v1

(C)the consent of the L/C Issuer and the Swing Line Lender shall be required for any assignment.

(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii)Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such

140812225 v1

Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (with respect to its own interests), at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the other Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (subject to the requirements and limitations therein, including the requirements of Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the Lender who sells the participation)); provided that such Participant (A) shall be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or

140812225 v1

other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Revolving Credit Loans pursuant to Section 10.06(b), Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or

140812225 v1

any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, in reliance on this clause (f)), (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it

140812225 v1

exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in

140812225 v1

good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)such assignment does not conflict with applicable Laws; and

(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14Governing Law; Jurisdiction; Etc. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(a)SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY

140812225 v1

APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

10.15WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by

140812225 v1

the other Loan Documents; (ii) (A) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.18USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

10.19Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

140812225 v1

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[signature pages follow]

140812225 v1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BIOMARIN PHARMACEUTICAL INC.

By: /s/ Jean-Jacques Bienaime

Name:Jean-Jacques Bienaime

Title: Chief Executive Officer

Signature Page to BioMarin Credit Agreement

BANK OF AMERICA, N.A., as

Administrative Agent

By:/s/ Robert LaPorte

Name:Robert LaPorte

Title:Senior Vice President

Signature Page to BioMarin Credit Agreement

BANK OF AMERICA, N.A., as Lender, L/C Issuer

and Swing Line Lender

By:/s/ Robert LaPorte

Name:Robert LaPorte

Title:Senior Vice President

Signature Page to BioMarin Credit Agreement

EXHIBIT A

[FORM OF] COMMITTED LOAN NOTICE

Date: ____________, _____

To:Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 29, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among BioMarin Pharmaceutical Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests (select one):

☐A Borrowing of Revolving Credit Loans

☐A conversion or continuation of Revolving Credit Loans

1.On ____________________________________ (a Business Day).

2.In the amount of $_______________________1

3.Comprised of ____________________________________

[Type of Loan requested]2

4.For Eurodollar Rate Loans: with an Interest Period of ____ months3.

The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

[1]

Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c) of the Agreement, each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

[2]	Type of Loan requested can be a Base Rate Loan or a Eurodollar Rate Loan.
[3]	The Interest Period may be one, two, three or six months (or twelve months if requested by the Borrower and consented to by all the Appropriate Lenders).

A-1

Form of Committed Loan Notice

140812225 v1

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a), (b) and (d) shall be satisfied on and as of the date of the applicable Credit Extension.

BIOMARIN PHARMACEUTICAL INC.

By:

Name:

Title:

A-2

Form of Committed Loan Notice

140812225 v1

EXHIBIT B

[FORM OF] SWING LINE LOAN NOTICE

Date: ____________, _____

To:Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 29, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among BioMarin Pharmaceutical Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.On _______________________________________ (a Business Day).

2.In the amount of $__________________________4

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a), (b) and (d) shall be satisfied on and as of the date of the applicable Credit Extension.

BIOMARIN PHARMACEUTICAL INC.

By:

Name:

Title:

[4]	Shall be a minimum of $100,000.

B-1

Form of Swing Line Loan Notice

140812225 v1

EXHIBIT C

[FORM OF] NOTE

____________, _____

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to ________________________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of November 29, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and, upon the occurrence of a Collateral Trigger Event and prior to the Collateral Security Deadline, shall be secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Form of Note

140812225 v1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

BIOMARIN PHARMACEUTICAL INC.

By:

Name:

Title:

Form of Note

140812225 v1

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________

Form of Note

140812225 v1

EXHIBIT D

[FORM OF] COMPLIANCE CERTIFICATE

Financial Statement Date: ___________, _____

To:Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 29, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among BioMarin Pharmaceutical Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer5 hereby certifies as of the date hereof that he/she is the ____________________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with (x) a customary management discussion and analysis of results of operations and (y) the report and opinion of KPMG LLP or any other independent certified public accountant of nationally recognized standing, in each case, required by such section. Such consolidated financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date, together with a customary management discussion and analysis of results of operations required by such section. Such consolidated financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments.

2.The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3.A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each

[5]	This certificates should be from the chief executive officer, chief financial officer, treasurer or controller of the Borrower.

Form of Compliance Certificate

140812225 v1

covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.

Form of Compliance Certificate

140812225 v1

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of _____________________________, ___________.

BIOMARIN PHARMACEUTICAL INC.

By:

Name:

Title:

Form of Compliance Certificate

140812225 v1

Form of Compliance Certificate

140812225 v1

EXHIBIT E-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]6 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]7 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]8 hereunder are several and not joint.]9 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the revolving credit facility identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:
2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

[6]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[7]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[8]	Select as appropriate.
[9]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

E-1-1

Form of Assignment and Assumption

140812225 v1

3.	Borrower(s): BioMarin Pharmaceutical Inc.
4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement
5.

Credit Agreement: Credit Agreement, dated as of November 29, 2016, among BioMarin Pharmaceutical Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender

E-1-2

Form of Assignment and Assumption

140812225 v1

6.	Assigned Interest:

Assignor[s][10]	Assignee[s][11]	Aggregate Amount of Commitment/Loans for all Lenders[12]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[13]	CUSIP Number
		$_____________	$_____________	_________%
		$_____________	$_____________	_________%
		$_____________	$_____________	_________%

[7.Trade Date:__________________]14

Effective Date: ___________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR[S]]

By:

Title:

[10]	List each Assignor, as appropriate.
[11]	List each Assignee, as appropriate.
[12]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[13]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[14]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

E-1-3

Form of Assignment and Assumption

140812225 v1

ASSIGNEE[S]]

[NAME OF ASSIGNEE]

By:

Title:

[Consented to and]15 Accepted:

BANK OF AMERICA, N.A., as

  Administrative Agent

By:

Title

Consented to:

[BIOMARIN PHARMACEUTICAL INC., as Borrower]16

By:

Title

BANK OF AMERICA, N.A., as L/C Issuer and Swing Line Lender

By:

Title

[15]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[16]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

E-1-4

Form of Assignment and Assumption

140812225 v1

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1.Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the] [such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

E-1-5

Form of Assignment and Assumption

140812225 v1

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

E-1-6

Form of Assignment and Assumption

140812225 v1

EXHIBIT E-2

[FORM OF] ADMINISTRATIVE QUESTIONNAIRE

[Provided under separate cover.]

E-2-1

Form of Administrative Questionnaire

140812225 v1

EXHIBIT F

[FORM OF] GUARANTY

[See attached.]

Form of Guaranty

140812225 v1

EXHIBIT F
TO CREDIT AGREEMENT

GUARANTY

NOVEMBER 29, 2016

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to BioMarin Pharmaceutical Inc. (the “Borrower”) by the Secured Parties, each Subsidiary of the Borrower listed on the signature pages hereof and each other subsidiary of the Borrower that becomes party hereto after the date hereof (each, a “Guarantor”, jointly and severally) hereby furnishes their guaranty (the “Guaranty”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”), on behalf of the Secured Parties, acknowledges and agrees to the Guaranty as set forth below.

Reference is made to that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Bank of America, N.A., as the Administrative Agent, L/C Issuer and Swing Line Lender, and the other Secured Parties from time to time party thereto. Capitalized terms used and not defined herein are used with the meanings assigned to such terms in the Credit Agreement.

1.Guaranty. Each of the Guarantors hereby unconditionally and irrevocably guarantees to the Secured Parties the full and prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of the Obligations and the punctual performance of all of the terms contained in the documents executed by the Borrower in favor of the Secured Parties in connection with the Obligations. This Guaranty is a guaranty of payment and performance and is not merely a guaranty of collection. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal, or amendment or modification, of any Obligation. Anything contained herein to the contrary notwithstanding, the obligations of the Guarantors hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.

2.No Setoff or Deductions; Taxes; Payments. Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless any such Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of the Secured Parties) is imposed upon the Guarantors with respect to any amount payable by it hereunder, the Guarantors will pay to the Secured Parties, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable the Secured Parties to receive the same net amount which the Secured Parties would have received on such due date had no such obligation been imposed upon the Guarantors. The Guarantors will deliver promptly to the Secured Parties certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Guarantors hereunder. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.

Form of Guaranty

140812225 v1

3.Rights of Secured Parties. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Secured Parties in their sole discretion may determine, subject to any requirements set forth in the Loan Documents; and (d) release or substitute one or more of any endorsers or other Guarantors of any of the Obligations. Without limiting the generality of the foregoing, the Guarantors consent to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantors.

4.Certain Waivers. Each Guarantor waives to the fullest extent permitted by law (a) any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of the Secured Parties) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require the Secured Parties to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the Secured Parties’ power whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (e) any benefit of and any right to participate in any security now or hereafter held by the Secured Parties; (f) any fact or circumstance related to the Obligations which might otherwise constitute a defense to the obligations of such Guarantor under this Guaranty and (g) any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, other than the defense that the Obligations have been fully performed and paid in full in cash.

Each of the Guarantors expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantors under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

5.Obligations Independent. The obligations of the Guarantors hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other Guarantor, and a separate action may be brought against the Guarantors to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

6.Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty (excluding contingent obligations (other than any such obligations in respect of a Letter of Credit) as to which no claim has been made) have been paid in full in cash and performed in full and any commitments of the Secured Parties or facilities provided by the Secured Parties with respect to the Obligations are terminated. If any amounts are paid to the Guarantors in violation of the foregoing limitation, then such amounts shall be held in trust

Form of Guaranty

140812225 v1

for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

7.Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty (excluding contingent obligations (other than any such obligations in respect of a Letter of Credit) as to which no claim has been made) are paid in full in cash and any commitments of the Secured Parties or facilities provided by the Secured Parties with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Guarantor is made, or the Secured Parties exercise their right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.

8.Subordination. The Guarantors hereby subordinate the payment of all obligations and indebtedness of the Borrower owing to the Guarantors, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to the Guarantors as subrogee of the Secured Parties or resulting from the Guarantors’ performance under this Guaranty, to the payment in full in cash of all Obligations (excluding contingent obligations (other than any such obligations in respect of a Letter of Credit) as to which no claim has been made). If the Secured Parties so request, any such obligation or indebtedness of the Borrower to the Guarantors shall be enforced and performance received by the Guarantors as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of the Guarantors under this Guaranty.

9.Stay of Acceleration. In the event that acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Secured Parties.

10.Expenses. The Guarantors shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Secured Parties’ rights under this Guaranty or in respect of the Obligations, including any incurred during any “workout” or restructuring in respect of the Obligations and any incurred in the preservation, protection or enforcement of any rights of the Secured Parties in any proceeding under any Debtor Relief Laws. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.

11.Miscellaneous. The Secured Parties’ books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors and conclusive, absent manifest error, for the purpose of establishing the amount of the Obligations. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Secured Parties and the Guarantors. No failure by the Secured Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies

Form of Guaranty

140812225 v1

herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Secured Parties and the Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantors for the benefit of the Secured Parties or any term or provision thereof.

12.Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other Guarantor such information concerning the financial condition, business and operations of the Borrower and any such other Guarantor as such Guarantor requires, and that the Secured Parties have no duty, and the Guarantor is not relying on the Secured Parties at any time, to disclose to the Guarantors any information relating to the business, operations or financial condition of the Borrower or any other Guarantor (the Guarantors waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

13.Setoff. If and to the extent any payment is not made when due hereunder, the Secured Parties may setoff and charge from time to time any amount so due against any or all of the Guarantors’ accounts or deposits with the Secured Parties.

14.Representations and Warranties. Each Guarantor represents and warrants that (a) it is organized and resident in the United States of America; (b) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (c) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (d) the making, existence, and performance of this Guaranty does not and will not violate the provisions of any Law, and does not and will not result in the breach of, or constitute a default or require any consent under, any Contractual Obligation to which it is a party or by which it or any of its property may be bound or affected; and (e) all consents, approvals, licenses and authorizations of, and filings and registrations with, any Governmental Authority required under applicable Law for the making and performance of this Guaranty have been obtained or made and are in full force and effect.

15.GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Guaranty shall (a) bind the Guarantors and their respective successors and assigns, provided that the Guarantors may not assign their rights or obligations under this Guaranty without the prior written consent of the Secured Parties (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Secured Parties and their respective successors and assigns and the Secured Parties may, without notice to the Guarantors and without affecting the Guarantors’ obligations hereunder, assign, sell or grant participations in the Obligations and this Guaranty, in whole or in part. The Guarantors hereby irrevocably and unconditionally (i) submit to the non-exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof in any action or proceeding arising out of or relating to this Guaranty and (ii) waive to the fullest extent permitted by applicable law the defense of an inconvenient forum in connection therewith. Service of process by the Secured Parties in connection with such action or proceeding shall be binding on the Guarantors if sent to the Guarantors by registered or certified mail at the address of the Borrower specified in Section 10.02 of the Credit Agreement or such other address(es) as from time to time notified by the Guarantors. The Guarantors agree that the Secured Parties may disclose to any assignee of or

Form of Guaranty

140812225 v1

participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Obligations any and all information in the Secured Parties’ possession concerning the Guarantors, this Guaranty and any security for this Guaranty. All notices and other communications to the Guarantors under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail to the Guarantors at the address of the Borrower specified in Section 10.02 of the Credit Agreement or at such other address(es) in the United States as may be specified by the Guarantors in a written notice delivered to the Secured Parties at such office as the Secured Parties may designate for such purpose from time to time in a written notice to the Guarantors.

16.WAIVER OF JURY TRIAL; FINAL AGREEMENT. EACH OF THE GUARANTORS AND THE SECURED PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OBLIGATIONS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

Form of Guaranty

140812225 v1

Executed as of the date first written above.

CALIFORNIA CORPORATE CENTER ACQUISITION LLC

By:

Name:

Title:

Address:

Form of Guaranty

140812225 v1

Acknowledged and agreed:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:

Name:

Title:

Form of Guaranty

140812225 v1

EXHIBIT G

[FORM OF] SECURITY AGREEMENT

[See attached.]

Form of Security Agreement

140812225 v1

EXHIBIT G
TO CREDIT AGREEMENT

SECURITY AGREEMENT

by

BIOMARIN PHARMACEUTICAL INC.,

as Pledgor,

and

BANK OF AMERICA, N.A.,

as Administrative Agent

_______________________

Dated as of [             ]

Form of Security Agreement

140812225 v1

Page

PREAMBLE1

RECITALS1

AGREEMENT2

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.DEFINITIONS5

SECTION 1.2.RESOLUTION OF DRAFTING AMBIGUITIES7

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.GRANT OF SECURITY INTEREST7

SECTION 2.2.FILINGS7

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

SECTION 3.1.FINANCING STATEMENTS AND OTHER FILINGS;

MAINTENANCE OF PERFECTED SECURITY INTEREST8

SECTION 3.2.OTHER ACTIONS8

SECTION 3.3.SUPPLEMENTS; FURTHER ASSURANCES8

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1.TITLE9

SECTION 4.2.VALIDITY OF SECURITY INTEREST9

SECTION 4.3.DEFENSE OF CLAIMS; TRANSFERABILITY OF COLLATERAL9

SECTION 4.4.OTHER FINANCING STATEMENTS9

SECTION 4.5.CONSENTS, ETC .10

SECTION 4.6.COLLATERAL10

SECTION 4.7.CHIEF EXECUTIVE OFFICE10

Form of Security Agreement

140812225 v1

Page

ARICLE V

CUSTODY ACCOUNT

ARTICLE VI

REMEDIES

SECTION 6.1.REMEDIES11

SECTION 6.2.NOTICE OF SALE12

SECTION 6.3.WAIVER OF NOTICE AND CLAIMS12

SECTION 6.4.CERTAIN SALES OF COLLATERAL13

SECTION 6.5.NO WAIVER; CUMULATIVE REMEDIES13

ARTICLE VII

APPLICATION OF PROCEEDS

SECTION 7.1.APPLICATION OF PROCEEDS14

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1.CONCERNING ADMINISTRATIVE AGENT14

SECTION 8.2.ADMINISTRATIVE AGENT MAY PERFORM; ADMINISTRATIVE

AGENT APPOINTED ATTORNEY-IN-FACT15

SECTION 8.3.CONTINUING SECURITY INTEREST; ASSIGNMENT16

SECTION 8.4.TERMINATION; RELEASE16

SECTION 8.5.MODIFICATION IN WRITING16

SECTION 8.6.NOTICES16

SECTION 8.7.GOVERNING LAW, CONSENT TO JURISDICTION AND SERVICE

OF PROCESS; WAIVER OF JURY TRIAL17

SECTION 8.8.SEVERABILITY OF PROVISIONS17

SECTION 8.9.EXECUTION IN COUNTERPARTS17

SECTION 8.10.BUSINESS DAYS17

SECTION 8.11.NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITION17

SECTION 8.12.NO CLAIMS AGAINST ADMINISTRATIVE AGENT17

SECTION 8.13.NO RELEASE17

SECTION 8.14.OBLIGATIONS ABSOLUTE18

SIGNATURESS-1

Form of Security Agreement

140812225 v1

SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of [           ] (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by BIOMARIN PHARMACEUTICAL INC., a Delaware corporation (the “Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as administrative agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Administrative Agent”).

R E C I T A L S :

A.

The Pledgor, BANK OF AMERICA, N.A., in its capacity as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders party thereto are party to that certain Credit Agreement, dated as of November 29, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.

Upon the occurrence of a Collateral Trigger Event and prior to the Collateral Security Deadline, the Pledgor is required to satisfy the Collateral Security Deadline Requirements, including, among other things, to cause the Custody Account and the other Collateral to be subject to the valid and perfected Lien of the Administrative Agent (for the benefit of the Secured Parties) prior and superior in right to any other Person by executing and delivering this Agreement to the Administrative Agent.

C.	If a Collateral Trigger Event occurs, the Secured Obligations (as defined below) are to be secured pursuant to this Agreement.
D.	This Agreement is given by the Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION SECTION

SECTION 1.1.Definitions.

(a)Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

Form of Security Agreement

140812225 v1

“Certificated Security”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Deposit Bank”, “Financial Assets”, “General Intangibles”, “Instrument”, “Proceeds”, “Securities Account”, “Securities Intermediary”, “Security”, “Security Certificate”, “Security Entitlement” and “Uncertificated Security”

(b)Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement. Section 1.02 of the Credit Agreement shall apply herein mutatis mutandis.

(c)The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Bank” shall have the meaning assigned to such term in the definition of Custody Account.

“Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Control” shall mean (i) in the case of the Custody Account, “control,” as such term is defined in Section 9-104 of the UCC, and (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC.

“Credit Agreement” shall have the meaning assigned to such term in the Recitals hereof.

“Custody Account” shall mean Account No. [                    ] maintained by the Pledgor at BANK OF AMERICA, N.A., in its capacity as Securities Intermediary or Deposit Bank (the “Bank”).

“Distributions” shall mean, collectively, with respect to the Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds from time to time received, receivable or otherwise distributed to the Pledgor in respect of or in exchange for any or all of the assets held in the Custody Account or other Collateral.

“General Intangibles” shall mean, collectively, with respect to the Pledgor, all “general intangibles,” as such term is defined in the UCC, of the Pledgor and, in any event, shall include (i) all warranties relating to any of the Collateral, (ii) any and all other rights, claims, choses-in-action and causes of action of the Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iii) all guarantees, endorsements and indemnifications on, or of, any of the Collateral, (iv) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Collateral and (v) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.

“Instruments” shall mean, collectively, with respect to the Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

Form of Security Agreement

140812225 v1

“Investment Property” shall mean all “investment property”, as such term is defined in Article 9 of the UCC and each Security, whether a Certificated Security or Uncertificated Security, Security Entitlement, Securities Account, Commodity Contract and Commodity Account.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Secured Obligations” means the “Obligations” as defined in the Credit Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2.Resolution of Drafting Ambiguities. The Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Administrative Agent) shall not be employed in the interpretation hereof.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, the Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of the Pledgor in, to and under the following property, whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”): (A) the Custody Account, (B) all Financial Assets, cash, cash equivalents, checks, notes and other funds or securities now or hereafter credited to or carried in the Custody Account, (including without limitation Investment Property, General Intangibles and Instruments credited to or carried in the Custody Account), (C) all Deposit Accounts or Securities Accounts that are sub-accounts of the Custody Account, (D) all products and Proceeds (including without limitation all interest, Distributions and payments received thereon or in exchange or substitution thereof) with respect to any of the foregoing other than products and Proceeds permitted to be withdrawn from the Custody Account pursuant to Section 5.1(h).

SECTION 2.2.Filings. (a) The Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether the Pledgor is an organization, the type of organization and any organizational identification number issued to the Pledgor, (ii) any financing or continuation statements or other documents without the signature of the Pledgor where permitted by Law, including the filing of a financing statement describing the Collateral. The Pledgor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon request by the Administrative Agent.

Form of Security Agreement

140812225 v1

(b)The Pledgor hereby ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any financing statements relating to the Collateral if filed prior to the date hereof.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

SECTION 3.1.Financing Statements and Other Filings; Maintenance of Perfected Security Interest. The Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Administrative Agent in respect of the Collateral have been delivered to the Administrative Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in the Secretary of State of the State of Delaware. The Pledgor agrees that at the sole cost and expense of the Pledgor, the Pledgor will maintain the security interest created by this Agreement in the Collateral as a perfected first priority security interest and will file all UCC-3 continuation statements necessary to continue the perfection of the security interest created by this Agreement.

SECTION 3.2.Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Collateral, the Pledgor represents and warrants (as to itself) as follows and agrees, in each case at the Pledgor’s own expense, to take the following actions with respect to the following Collateral:

(a)As between the Administrative Agent and the Pledgor, the Pledgor shall bear the investment risk with respect to the Investment Property and the risk of loss of, damage to, or the destruction of the Investment Property, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Administrative Agent, the Bank, the Pledgor or any other person.

(b)The Pledgor will keep its records concerning the Collateral in such a manner as provided by the Bank.

(c)The Pledgor will furnish the Administrative Agent such information concerning the Pledgor and the Collateral as the Administrative Agent may from time to time reasonably request.

(d)The Pledgor will reimburse the Administrative Agent for all reasonable expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Administrative Agent in seeking to collect or enforce any rights in respect of the Collateral or in protecting, preserving and maintaining any Collateral, in each case, in accordance with Section 10.04 of the Credit Agreement.

SECTION 3.3.Supplements; Further Assurances. The Pledgor shall take such further actions, and execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Administrative Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes hereof or better to assure and

Form of Security Agreement

140812225 v1

confirm the validity, enforceability and priority of the Administrative Agent’s security interest in the Collateral or permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreement, all in form reasonably satisfactory to the Administrative Agent and in such offices wherever required by Law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Collateral. Without limiting the generality of the foregoing, the Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request by the Administrative Agent such financing statements, transfer endorsements, powers of attorney and other assurances or instruments as the Administrative Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of the Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgor.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

The Pledgor represents, warrants and covenants as follows:

SECTION 4.1.Title. Except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement, the Pledgor owns and has rights and, as to Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others.

SECTION 4.2.Validity of Security Interest. The security interest in and Lien on the Collateral granted to the Administrative Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings of the applicable financing statements and the execution and delivery of the Control Agreement by the Pledgor, the Bank and the Administrative Agent, a perfected security interest in all the Collateral. The security interest and Lien granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Collateral.

SECTION 4.3.Defense of Claims; Transferability of Collateral. The Pledgor shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Administrative Agent or any other Secured Party. There is no agreement, order, judgment or decree, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Collateral or otherwise impair or conflict with the Pledgor’s obligations or the rights of the Administrative Agent hereunder.

Form of Security Agreement

140812225 v1

SECTION 4.4.Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement. The Pledgor shall not execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Collateral.

SECTION 4.5.Consents, etc. In the event that the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Administrative Agent, the Pledgor agrees to use its reasonable best efforts to assist and aid the Administrative Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.6.Collateral. All information set forth herein and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects as of the date furnished.

SECTION 4.7.Chief Executive Office. As of the Closing Date, the Pledgor’s chief executive office and principal place of business and the office where the Pledgor keeps its records concerning the Collateral are located at 770 Lindaro Street, San Rafael, CA 94901.

ARTICLE V

CUSTODY ACCOUNT

SECTION 5.1.Custody Account; Voting Rights, Distributions, Withdrawals and Investments.

(a)The Pledgor hereby agrees that only Borrowing Base Assets and Proceeds thereof shall be contained in the Custody Account. The Pledgor shall not have any right to withdraw, sell, convey, assign or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement or the Credit Agreement.

(b)With respect to the Custody Account, the Pledgor shall cause the Bank to execute and deliver to the Administrative Agent on the date hereof a Control Agreement in a form that is reasonably satisfactory to the Administrative Agent. The Administrative Agent has a first priority security interest in the Custody Account, which security interest is perfected by Control. The Pledgor shall not grant Control over the Custody Account or any Collateral to any person other than the Administrative Agent. The Pledgor agrees that once the Administrative Agent sends an instruction or notice to the Bank exercising its Control over the Custody Account the Pledgor shall not give any instructions, entitlement orders other or orders with respect to the Custody Account including, without limitation, instructions for investment, distribution or transfer of any Investment Property, financial asset, funds or assets maintained in such Custody Account.

Form of Security Agreement

140812225 v1

(c)So long as no Event of Default shall have occurred and be continuing:

(i)the Pledgor shall be entitled to exercise for any purpose any and all voting and other consensual rights, arising from or relating to the Pledgor’s interest in respect of the Custody Account or pertaining to the Investment Property deposited in the Custody Account; and

(ii)the Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions arising from the Investment Property deposited in the Custody Account.

(d)So long as no Event of Default shall have occurred and be continuing, the Administrative Agent shall be deemed without further action or formality to have granted to the Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of the Pledgor and at the sole cost and expense of the Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to the Pledgor all such instruments as the Pledgor may reasonably request in order to permit the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.1(c)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.1(c)(ii) hereof.

(e)Upon the occurrence and during the continuance of any Event of Default, to the extent the Administrative Agent has delivered to the Bank a notice of exercise of its right to exclusive control of the Custody Account in accordance with the terms of the Control Agreement:

(i)all rights of the Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.1(c)(i) hereof and any investment and withdrawal rights and powers described herein and otherwise with respect to the Custody Account shall immediately cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights, investment and withdrawal rights and powers described herein and otherwise with respect to the Custody Account; and.

(ii)all rights of the Pledgor to receive Distributions in respect of the Collateral which it would otherwise be authorized to receive and retain pursuant to Section 5.1(c)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions.

(f)The Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Administrative Agent appropriate instruments as the Administrative Agent may request in order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.1(e)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.1(e)(ii) hereof.

(g)All Distributions which are received by the Pledgor contrary to the provisions of Section 5.1(e)(ii) hereof shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of the Pledgor and shall immediately be paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).

Form of Security Agreement

140812225 v1

(h)So long as no Event of Default shall have occurred and be continuing, the Pledgor shall have the right to withdrawal Collateral from the Custody Account; provided that (x) the Pledgor shall have provided the Administrative Agent with prior written notice of such withdrawal pursuant to Section 6.03(d) of the Credit Agreement and (y) after giving pro forma effect to such withdrawal, there shall not exist a Borrowing Base Deficiency.

ARTICLE VI

REMEDIES

SECTION 6.1.Remedies. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may from time to time exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i)Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from the Pledgor or any other person who then has possession of any part thereof with or without notice or process of Law, and for that purpose may enter upon the Pledgor’s premises to receive copies of all communications and remittances relating to the Collateral;

(ii)Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including instructing the obligor or obligors on any agreement, in-strument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to the Pledgor, prior to receipt by any such obligor of such instruction, the Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Administrative Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Administrative Agent;

(iii)Withdraw all moneys, instruments, securities and other property in the Custody Account of the Pledgor for application to the Secured Obligations as provided in Article VII hereof;

(iv)Retain and apply the Distributions to the Secured Obligations as provided in Article VII hereof;

(v)Exercise any and all rights as beneficial and legal owner of the Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

(vi)Exercise all the rights and remedies of a secured party on default under the UCC.

SECTION 6.2.Notice of Sale. The Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Collateral or any part thereof shall be required by Law, ten (10) days’ prior notice to the Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to the Pledgor if it has signed, after the

Form of Security Agreement

140812225 v1

occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 6.3.Waiver of Notice and Claims. The Pledgor hereby waives, to the fullest extent permitted by applicable Law, notice or judicial hearing in connection with the Administrative Agent’s taking possession or the Administrative Agent’s disposition of the Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Pledgor would otherwise have under law, and the Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Law. The Administrative Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VI in the absence of gross negligence or willful misconduct on the part of the Administrative Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under the Pledgor.

SECTION 6.4.Certain Sales of Collateral.

(a)The Pledgor recognizes that, by reason of certain prohibitions contained in Law or orders of any Governmental Authority, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. The Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Law, the Administrative Agent shall have no obligation to engage in public sales.

(b)The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

SECTION 6.5.No Waiver; Cumulative Remedies.

(a)No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the

Form of Security Agreement

140812225 v1

exercise of any other right, power, privilege or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b)In the event that the Administrative Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case, the Pledgor, the Administrative Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies, privileges and powers of the Administrative Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

ARTICLE VII

APPLICATION OF PROCEEDS

SECTION 7.1.Application of Proceeds. The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in accordance with the Credit Agreement.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1.Concerning Administrative Agent.

(a)The Administrative Agent has been appointed as administrative agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Agreement and the Credit Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.

Form of Security Agreement

140812225 v1

(b)The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Investment Property, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral.

(c)The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d)The Administrative Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Pledgor need to be amended as a result of any of the changes described in Section 6.12(b) of the Credit Agreement. If the Pledgor fails to provide information to the Administrative Agent about such changes on a timely basis, the Administrative Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in the Pledgor’s property constituting Collateral, for which the Administrative Agent needed to have information relating to such changes. The Administrative Agent shall have no duty to inquire about such changes if the Pledgor does not inform the Administrative Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Administrative Agent to search for information on such changes if such information is not provided by the Pledgor.

SECTION 8.2.Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact. If the Pledgor shall fail to perform any covenants contained in this Agreement or if any representation or warranty on the part of the Pledgor contained herein shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Administrative Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which the Pledgor fails to pay or perform as and when required hereby and which the Pledgor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Administrative Agent shall be paid by the Pledgor in accordance with the provisions of Section 10.04 of the Credit Agreement. Neither the provisions of this Section 8.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 8.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. The Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor, or otherwise, from time to time after the occurrence and during the continuance of an Event of Default in the Administrative Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Collateral Documents which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (but the Administrative Agent shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

Form of Security Agreement

140812225 v1

SECTION 8.3.Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Pledgor, its successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the other Secured Parties and each of their respective successors, transferees and assigns permitted under Section 10.06 of the Credit Agreement. No other persons (including any other creditor of the Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement. The Pledgor agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of the Pledgor or otherwise.

SECTION 8.4.Termination; Release. Upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements reasonably satisfactory to the Administrative Agent and the L/C Issuer shall have been made), this Agreement shall terminate. Upon termination of this Agreement the Collateral shall be released from the Lien of this Agreement. Upon such release or any release of Collateral or any part thereof in accordance with the provisions of the Credit Agreement, the Administrative Agent shall, upon the request and at the sole cost and expense of the Pledgor, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases and termination of the Control Agreement) acknowledging the termination hereof or the release of such Collateral, as the case may be.

SECTION 8.5.Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Administrative Agent and the Pledgor. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 8.6.Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to the Pledgor, addressed to it at the address of the Pledgor set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 8.6.

Form of Security Agreement

140812225 v1

SECTION 8.7.Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 8.8.Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 8.9.Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.10.Business Days. In the event anytime period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 8.11.No Credit for Payment of Taxes or Imposition. The Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and the Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Collateral or any part thereof.

SECTION 8.12.No Claims Against Administrative Agent. Nothing contained in this Agreement shall constitute any consent or request by the Administrative Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving the Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Administrative Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 8.13.No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any person under or in respect of any of the Collateral or shall impose any obligation on the Administrative Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Pledgor’s part to be so performed or observed or shall impose any liability on the Administrative Agent or any other Secured Party for any act or omission on the part of the Pledgor relating thereto or for any breach of any representation or warranty on the part of the Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any such contract, agreement

Form of Security Agreement

140812225 v1

or other document included in the Collateral hereunder. The obligations of the Pledgor contained in this Section 8.13 shall survive the termination hereof and the discharge of the Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

SECTION 8.14.Obligations Absolute. All obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor;

(ii)any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(iii)any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;

(iv)any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v)any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 8.5 hereof; or

(vi)any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

Form of Security Agreement

140812225 v1

IN WITNESS WHEREOF, the Pledgor and the Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

BIOMARIN PHARMACEUTICAL INC.,

as Pledgor

By:

Name:

Title:

Form of Security Agreement

140812225 v1

BANK OF AMERICA, N.A.,

as Administrative Agent

By:

Name:

Title:

Form of Security Agreement

140812225 v1

EXHIBIT H-1

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN LENDERS THAT ARE NOT TREATED AS PARTNERSHIPS FOR U.S. FEDERAL
INCOME TAX PURPOSES)

Reference is made to that certain Credit Agreement (the “Agreement”), dated as of November 29, 2016, among BIOMARIN PHARMACEUTICAL INC., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Agreement.

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loans(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments on the Loan(s) are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with correct and complete a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:

Name:

Title:

Date: __________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

140812225 v1

EXHIBIT H-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN PARTICIPANTS THAT ARE NOT TREATED AS PARTNERSHIPS FOR U.S.
FEDERAL INCOME TAX PURPOSES)

Reference is made to that certain Credit Agreement (the “Agreement”), dated as of November 29, 2016, among BIOMARIN PHARMACEUTICAL INC., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Agreement.

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments with respect to such participation are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a correct and complete certificate of its non-U.S. person status on an IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: __________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

140812225 v1

EXHIBIT H-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN PARTICIPANTS THAT ARE TREATED AS PARTNERSHIPS FOR U.S. FEDERAL
INCOME TAX PURPOSES)

Reference is made to that certain Credit Agreement (the “Agreement”), dated as of November 29, 2016, among BIOMARIN PHARMACEUTICAL INC., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Agreement.

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments with respect to such participation are not effectively connected with the conduct of a U.S. trade or business by the undersigned or any direct or indirect partners/members that are claiming the portfolio interest exemption.

The undersigned has furnished its participating Lender with a correct and complete IRS Form W8IMY accompanied by one of the following forms from each of its direct or indirect partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: __________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

140812225 v1

EXHIBIT H-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN LENDERS THAT ARE TREATED AS PARTNERSHIPS FOR U.S. FEDERAL
INCOME TAX PURPOSES)

Reference is made to that certain Credit Agreement (the “Agreement”), dated as of November 29, 2016, among BIOMARIN PHARMACEUTICAL INC., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Agreement.

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s)) evidencing such Loan(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments on the Loan(s) are not effectively connected with the conduct of a U.S. trade or business by the undersigned or its direct or indirect partners/members that are claiming the portfolio interest exemption.

The undersigned has furnished the Administrative Agent and the Borrower with a correct and complete IRS Form W-8IMY accompanied by one of the following forms for each of its direct or indirect partners/members that is claiming the portfolio interest exception: (i) an IRS Form W-8BEN or W8BEN-E, as applicable or (ii) and IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W8BEN-E, as applicable, from each of its direct or indirect partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:

Name:

Title:

Date: __________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

140812225 v1

EXHIBIT I

[FORM OF] BORROWING BASE CERTIFICATE

To:Bank of America, N.A., as Administrative Agent

Date:   ________, _____17

(1)	Borrowing Base (insert total Borrowing Base from the last row of the fourth column of the table under Schedule I attached hereto)	___________
(2)	Custody Maintenance Value (insert total Custody Maintenance Value from the last row of the sixth column of the table under Schedule I attached hereto)	___________
(3)	Aggregate amount of the Commitments	___________
(4)	Aggregate Outstanding Amount of the Revolving Credit Loans	___________
(5)	Aggregate Outstanding Amount of the L/C Obligations	___________
(6)	Borrowing Availability	___________
(A) the Maximum Borrowing Amount (i.e. the lesser of Line (3) and Line (1)) minus
	(B) Total Outstandings (i.e. the sum of Lines (4) plus (5))	___________
(7)	Borrowing Base Deficiency[18]	___________
	(A) Custody Maintenance Value (i.e. Line (2)) to	___________
	(B) Total Outstandings (i.e. Line (6)(B))	___________

This report (this “Certificate”) is submitted pursuant to Section 6.02(j) of the Credit Agreement dated as of November 22, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among BioMarin Pharmaceutical Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. [Upon the occurrence of a Collateral Trigger Event and the satisfaction of the Collateral Security Deadline Requirements,] [pursuant to the Collateral Documents,] the Administrative Agent [shall be] [has been] granted a security interest in all of the Collateral referred to in this Certificate and [shall have] [has] a valid perfected first priority security interest in the Collateral. Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

[17]	Pursuant to Section 6.02(j) of the Credit Agreement this Certificate should be delivered within five Business Days after the end of each calendar month.
[18]	If Line 7(B) is greater than Line 7(A) there is a Borrowing Base Deficiency.

Form of Borrowing Base Certificate

140812225 v1

The undersigned Responsible Officer19 hereby certifies as of the date hereof that he/she is the _________________________________ of the Borrower, and, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Borrower, and that: (a) the amounts and calculations herein and in Schedule I accurately reflect (x) the Dollars and the Market Value of the marketable securities and other liquid assets (of the types set forth in the table under the definition of “Borrowing Base” in the Credit Agreement) of the Borrower held in the Custody Account, (y) the Borrowing Base and (z) the Custody Maintenance Value and (b) no Default or Event of Default has occurred or is continuing.

BIOMARIN PHARMACEUTICAL INC., as Borrower

By:

Name:

Title:

[19]	This Certificate should be executed and delivered by the chief executive officer, chief financial officer, treasurer or controller of the Borrower.

Form of Borrowing Base Certificate

140812225 v1

SCHEDULE I
to Borrowing Base Certificate

Borrowing Base and Custody Maintenance Value

Marketable Securities / Other Liquid Collateral Type	Dollar/Market Value	Advance Rates	Borrowing Base (Dollar/Market Value times Advance Rate)	Maintenance Rates	Custody Maintenance Value (Dollar/Market Value times Maintenance Rate)
U.S. government-sovereign debt securities	$____________	92%	$____________	95%	$____________
U.S. government agency	$____________	85%	$____________	90%	$____________
State & local municipal debt	$____________	80%	$____________	85%	$____________
U.S. Corporate Debt Securities
Commercial paper with agency ratings of:
A1/P1	$____________	85%	$____________	90%	$____________
A2/P2	$____________	80%	$____________	85%	$____________
Non-convertible issues (investment grade)	$____________	80%	$____________	85%	$____________
Convertible issues	$____________	70%	$____________	75%	$____________
US corporate bonds (investment grade)	$____________	80%	$____________	85%	$____________
US corporate bonds (investment grade) convertible into margin stock	$____________	80%	$____________	85%	$____________
Mutual Funds
Money market	$____________	90%	$____________	95%	$____________
US government agency	$____________	85%	$____________	90%	$____________
Corporate bonds (investment grade)	$____________	80%	$____________	85%	$____________
Municipal bonds (investment grade)	$____________	80%	$____________	85%	$____________
Equity Securities
Common equities	$____________	70%	$____________	75%	$____________
Preferred non-convertible equities	$____________	70%	$____________	75%	$____________
Preferred convertible equities	$____________	70%	$____________	75%	$____________
American depository receipts	$____________	70%	$____________	75%	$____________
Global depository receipts	$____________	70%	$____________	75%	$____________

Form of Borrowing Base Certificate

140812225 v1

Other Debt Securities
BAC sponsored issues (US Agency Backed)	$____________	75%	$____________	85%	$____________
Non-BAC sponsored issues (US Agency Backed)	$____________	70%	$____________	75%	$____________
Cash Deposits held at BAC
Cash deposits in savings accounts including money market deposit accounts	$____________	100%	$____________	100%	$____________
BAC negotiable certificates of deposit	$____________	100%	$____________	100%	$____________
Other Liquid Collateral
Bankers acceptances	$____________	90%	$____________	90%	$____________
Cash surrender value of life insurance	$____________	95%	$____________	95%	$____________
Total	$____________		$____________		$____________

Form of Borrowing Base Certificate

140812225 v1

EXHIBIT J

[FORM OF] SOLVENCY CERTIFICATE

November 29, 2016

This certificate (“Certificate”) is delivered pursuant to Section 4.01(a)(viii) of Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BioMarin Pharmaceutical Inc., a Delaware corporation (the “Borrower”), the lenders party thereto and Bank of America, N.A., as Administrative Agent. Pursuant to the Credit Agreement, the undersigned chief financial officer of the Borrower hereby certifies as of the date hereof, solely on behalf of the Borrower and not in [her]/[his] individual capacity and without assuming any personal liability whatsoever, that:

I.

I am familiar with the finances, properties, businesses and assets of the Borrower and its Subsidiaries. I have reviewed the Credit Agreement and such other documentation and information and have made such investigation and inquiries as I have deemed necessary and prudent therefor. I have also reviewed the consolidated financial statements of the Borrower and its Subsidiaries, including projected financial statements and forecasts relating to income statements and cash flow statements of the Borrower and its Subsidiaries.

II.

On the date hereof, after giving effect to the Transaction, (a) the fair value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of the Borrower and its Subsidiaries, on a consolidated basis, (b) the present fair salable value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the probable liability, on a consolidated basis, on their debts as they become absolute and matured, (c) the Borrower and its Subsidiaries, on a consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability, on a consolidated basis, to pay such debts and liabilities as they mature, (d) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital, and (e) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.

For purposes of this Certificate, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. All capitalized terms used but not defined in this Certificate shall have the meanings set forth in the Credit Agreement. This Certificate is to be interpreted in accordance with the laws of the State of New York.

[SIGNATURE PAGE TO FOLLOW]

J-1

Form of Solvency Certificate

140812225 v1

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

BIOMARIN PHARMACEUTICAL INC.

By:

Name:

Title:

J-2

Form of Solvency Certificate

140812225 v1